     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1999

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             CKE RESTAURANTS, INC.
                             AND OTHER REGISTRANTS
                     (SEE TABLE OF OTHER REGISTRANTS BELOW)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             5812                            33-0602639
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
        OF INCORPORATION)             CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                            401 W. CARL KARCHER WAY
                           ANAHEIM, CALIFORNIA 92801
                                 (714) 774-5796
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ANDREW F. PUZDER, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             CKE RESTAURANTS, INC.
                            401 W. CARL KARCHER WAY
                           ANAHEIM, CALIFORNIA 92801
                                 (714) 774-5796
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                             C. CRAIG CARLSON, ESQ.
                        STRADLING YOCCA CARLSON & RAUTH
                            660 NEWPORT CENTER DRIVE
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (949) 725-4000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED MAXIMUM      PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
        SECURITIES TO BE REGISTERED              REGISTERED             PER UNIT              PRICE(1)        REGISTRATION FEE(1)
----------------------------------------------------------------------------------------------------------------------------------
9 1/8% Senior Subordinated Notes Due
  2009.....................................     $200,000,000              100%              $200,000,000            $55,600
----------------------------------------------------------------------------------------------------------------------------------
Guarantees of the 9 1/8% Senior
  Subordinated Notes Due 2009..............     $200,000,000            None(2)               None(2)               None(2)
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f) of the Securities Act of 1933, as amended.
(2) Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable for the guarantees.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
                           TABLE OF OTHER REGISTRANTS

                                                       PRIMARY
                                                       STANDARD
                                     STATE OF         INDUSTRIAL         I.R.S.
                                   INCORPORATION    CLASSIFICATION      EMPLOYER
    EXACT NAME OF REGISTRANT            OR               CODE        IDENTIFICATION
  AS SPECIFIED IN ITS CHARTER      ORGANIZATION        NUMBERS          NUMBERS
  ---------------------------     ---------------   --------------   --------------
1233 Corporation                       Ohio              5812          31-1034769
Boston Pacific Inc.,                California           5812          33-0607474
Burger Chef Systems, Inc.         North Carolina         5812          56-0905056
Carl Karcher Enterprises, Inc.      California           5812          95-2415578
Carl's Jr. Region VIII, Inc.         Delaware            5812          33-0823059
CBI Restaurants, Inc.                Delaware            5812          33-0723490
Central Iowa Food Systems, Inc.        Iowa              5812          42-1092707
Fast Food Restaurants, Inc.        Pennsylvania          5812          25-1121971
Flagstar Enterprises, Inc.            Alabama            5812          57-0900036
Hardee's at Onslow Mall, Inc.     North Carolina         5812          56-0995560

                                                       PRIMARY
                                                       STANDARD
                                     STATE OF         INDUSTRIAL         I.R.S.
                                   INCORPORATION    CLASSIFICATION      EMPLOYER
    EXACT NAME OF REGISTRANT            OR               CODE        IDENTIFICATION
  AS SPECIFIED IN ITS CHARTER      ORGANIZATION        NUMBERS          NUMBERS
  ---------------------------     ---------------   --------------   --------------
Hardee's Food Systems, Inc.       North Carolina         5812          56-0732584
HED, Inc.                         North Carolina         5812          56-1253195
HFS Georgia, Inc.                     Georgia            5812          56-1765724
HFS Ventures, Inc.                North Carolina         5812          56-1771069
Spardee's Realty, Inc.                Alabama            5812          58-1864855
Taco Bueno Equipment Company           Texas             5812          75-1510677
Taco Bueno Restaurants, Inc.           Texas             5812          75-1833978
Taco Bueno Texas, L.P.                 Texas             5812          75-2426189
Taco Bueno West, Inc.                Delaware            5812          75-2426200

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                           SUBJECT TO COMPLETION

PROSPECTUS
                                                                  APRIL 15, 1999

                                  $200,000,000

                             CKE RESTAURANTS, INC.
[CARL'S JR. LOGO]

                             OFFER TO EXCHANGE OUR
                   9 1/8% SENIOR SUBORDINATED NOTES DUE 2009
                       FOR ANY AND ALL OF OUR OUTSTANDING
                   9 1/8% SENIOR SUBORDINATED NOTES DUE 2009
                            ------------------------

     - CKE Restaurants, Inc., 401 W. Carl Karcher Way, Anaheim, California 92801, (714) 774-5796.

     - We are offering to exchange, for all outstanding notes that are validly tendered and not validly withdrawn before the expiration of the exchange offer, an equal amount of a new series of notes which are registered under the Securities Act of 1933.

     - The terms of the exchange notes to be issued are substantially identical to the outstanding notes, except for some of the transfer restrictions and registration rights relating to the outstanding notes.

     - You may tender outstanding notes only in denominations of $1,000 and multiples of $1,000.

     - You may withdraw tender of outstanding notes at any time prior to the expiration of the exchange offer.

     - The exchange offer will expire at 5:00 p.m., New York City time, on
                           , 1999, unless extended.

     - The exchange of notes should not be a taxable exchange for U.S. federal income tax purposes.

     - We will not receive any proceeds from the exchange offer.

     - The exchange offer is subject to customary conditions, including the condition that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC.

                            ------------------------

    HOLDERS OF OUTSTANDING NOTES SHOULD CAREFULLY CONSIDER THE RISK FACTORS
                              BEGINNING ON PAGE 15
           OF THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER.

                            ------------------------

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The date of this prospectus is                     , 1999.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES OR ACCEPT AN OFFER TO BUY THESE SECURITIES UNTIL THIS PROSPECTUS IS DELIVERED IN FINAL FORM. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Disclosure Regarding Forward-Looking
  Statements...........................    2
Where You Can Find More Information....    3
Prospectus Summary.....................    5
Risk Factors...........................   15
The Exchange Offer.....................   23
Use of Proceeds........................   32
Capitalization.........................   32
Description of Certain Indebtedness....   33
Description of the Exchange Notes......   35
Certain United States Federal Income
  Tax Considerations...................   73
Plan of Distribution...................   77
Legal Matters..........................   77
Experts................................   77

                            ------------------------

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     The information contained in this prospectus and in the other documents referenced herein contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "pro forma" or "anticipates," or other variations thereof (including their use in the negative), or by discussions of strategies, plans or intentions. A number of factors could cause results to differ materially from those anticipated by such forward-looking statements. Among these factors are:

     - Our ability to grow and implement cost-saving strategies;

     - Increases in our operating costs, including commodity costs and the minimum wage;

     - Our ability to compete in the quick-service restaurant industry;

     - Our ability to pay principal and interest on our substantial debt;

     - Our ability to borrow in the future;

     - Our ability and the ability of our franchisees, suppliers and vendors to implement an effective Year 2000 readiness program;

     - Adverse legislation or regulation;

     - Adverse weather conditions;

     - Our ability to sustain or increase historical revenues and profit margins; and

     - Continuation of certain trends and general economic conditions in our industry.

In addition, such forward-looking statements are necessarily dependent upon assumptions and estimates that may prove to be incorrect. Accordingly, while we believe that the plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. The information contained in this offering prospectus and in the other documents referenced herein, including the Risk Factors section hereof, identifies important factors that could cause such differences.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the exchange notes to be issued in exchange for the outstanding notes pursuant to this prospectus. As permitted by SEC rules, this prospectus omits important information included in the Registration Statement. For further information pertaining to the exchange notes, we refer you to the Registration Statement and its exhibits. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any such contract, agreement or document as an exhibit to the Registration Statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each such statement is qualified in its entirely by reference to the actual document.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at:

                       450 Fifth Street, N.W.
                       Washington, D.C. 20549

                       7 World Trade Center, Suite 1300
                       New York, New York 10048

                       Citicorp Center
                       500 West Madison Street, Suite 1400
                       Chicago, Illinois 60661-2511.

     You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

     We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We have filed the following documents with the SEC and they are incorporated herein by reference:

          (1) our Annual Report on Form 10-K for the fiscal year ended January 31, 1999, and

          (2) our Current Reports on Form 8-K dated April 1, 1998 (as amended), February 19, 1999, February 25, 1999 and March 18, 1999;

     This prospectus also incorporates by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until the offering of securities covered by this prospectus is completed.

     We will provide a copy of the information we incorporate by reference, at no cost, to each person to whom this prospectus is delivered. To request a copy of any or all of this information, you should contact us at the following address and telephone number:

                       General Counsel
                       CKE Restaurants, Inc.
                       401 West Carl Karcher Way
                       Anaheim, California 92801
                       (714) 774-5796

To obtain timely delivery, you must request this information by             ,
1999.

     You should rely only on the information incorporated by reference or included in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

     We are required by the indenture that governs the outstanding notes, and which will govern the exchange notes, to furnish the trustee for the notes with annual reports containing consolidated financial statements audited by our independent public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three fiscal quarters of each fiscal year. The trustee for the notes is Chase Manhattan Bank and Trust Company, National Association.

                               PROSPECTUS SUMMARY

     "We," "us," "our" and similar terms, as well as references to "CKE" or the "Company" refer to CKE Restaurants, Inc. and its subsidiaries except where it is clear that such terms mean only CKE Restaurants, Inc. "Hardee's" refers to Hardee's Food Systems, Inc., and "FEI" refers to Flagstar Enterprises, Inc. The following summary contains basic information about the exchange offer. It likely does not contain all the information that is important to you. For a more complete understanding of the exchange offer, we encourage you to read this entire document and the documents we have referred to you.

                             CKE RESTAURANTS, INC.

     We own, operate and franchise 3,801 quick-service restaurants, primarily under the Carl's Jr., Hardee's and Taco Bueno brand names. Our Hardee's and Carl's Jr. chains are the fourth and seventh largest quick-service hamburger restaurant chains in the United States, respectively, based on domestic system-wide sales. Based upon publicly available data, Carl's Jr. and Taco Bueno restaurants operated by us generate restaurant-level operating margins that are among the highest of the major quick-service restaurant chains.

     - Carl's Jr.(R) -- Carl's Jr. was founded in 1956 and is located primarily in the Western United States, with a leading market presence in California. The Carl's Jr. menu features several charbroiled hamburgers, chicken sandwiches, steak sandwiches and other signature items, including the Famous Star, Western Bacon Cheeseburger(R), Super Star(R), Charbroiler Chicken Sandwiches(R), Crispy Chicken Sandwiches(R) and the Charbroiler Sirloin Steak Sandwich. Carl's Jr. differentiates itself from its competitors by offering menu items that are generally made-to-order, meet exacting quality standards and have a strong reputation for quality and taste. As of January 31, 1999, our Carl's Jr. system included 861 restaurants, of which we operate 539 restaurants and our franchisees and licensees operate 322 restaurants.

     - Hardee's(R) -- We acquired Hardee's in July 1997. This acquisition enabled us to expand the scope of our operations and become one of the leading nationwide operators of quick-service hamburger restaurants. Hardee's was founded in 1961 and has significant market presence in the Southeastern and Midwestern United States. We believe there is significant value in Hardee's and Carl's Jr.'s complementary geographic markets and relative menu strengths. Hardee's strength is in its breakfast menu, which generates approximately 30% of its overall revenues. This represents one of the highest percentages in the quick-service hamburger restaurant industry. Since the original acquisition, we have acquired an additional 697 Hardee's restaurants from franchisees in key markets, including 557 restaurants operated by FEI, then the largest Hardee's franchisee. These additional acquisitions have enabled us to exercise further control over and strengthen the Hardee's brand. As of January 31, 1999, our Hardee's system included 2,804 restaurants, of which we operated 1,403 restaurants and our franchisees and licensees operated 1,401 restaurants.

     - Taco Bueno(R) -- We own and operate 111 Taco Bueno quick-service Mexican restaurants located in Texas and Oklahoma. Taco Bueno differentiates itself from its competitors by offering a diverse menu featuring generous portions of freshly prepared, high quality food items. In addition to typical quick-service Mexican offerings, such as burritos, tacos, tostadas and combination meals, Taco Bueno features a number of signature menu items, such as its Mexidips & Chips, Muchaco and Bueno Chilada Platter.

STRATEGY

     Our strategy is to improve the operations of underperforming restaurant assets. We believe that our ability to deliver high-quality food with superior service in a clean and friendly environment is critical to our operating success. We have developed food, labor and customer service management practices that allow us to effectively monitor restaurant-level operations, control costs, benchmark restaurant performance statistics and communicate system-wide best practices across restaurant concepts. As a result of our strategies, we have dramatically improved the operating results of Carl's Jr. and Taco Bueno. From fiscal 1994 through fiscal 1999, company-operated Carl's
Jr. average unit sales increased from $992,000 to $          , while we improved
restaurant-level operating margins from 17.8% to    %. In October 1996, we
acquired Taco Bueno. Since then, we have increased average unit sales of our
Taco Bueno restaurants from $600,000 to $       . In addition, we aggressively
promote and enhance awareness of each of our brands through innovative advertising and remodeling programs.

     The revitalization of Hardee's is the most important element of our growth strategy. We believe that we can successfully turn around Hardee's based on the success we have experienced at Carl's Jr. and Taco Bueno. Through our disciplined approach, we believe that Hardee's profitability will continue to improve and that we will be successful in increasing same-store sales. The key elements of our growth strategy are to:

     - Revitalize the Hardee's Brand to Grow Same-Store Sales. We are continuing to focus on revitalizing the brand to generate same-store sales growth. Same-store sales growth has improved consistently over the last eight months principally as a result of enhancements we have made to the Hardee's menu. We introduced certain made-to-order lunch and dinner menu items that are currently served in our Carl's Jr. restaurants, such as the Famous Star, and eliminated unprofitable product offerings. In order to accelerate this same-store sales growth momentum, we are converting our Hardee's restaurants into a new "Star Hardee's" format, which we designed to revitalize the Hardee's brand with the menu and operating qualities of Carl's Jr. In addition to the menu enhancements, a Star Hardee's conversion involves installing charbroilers in the kitchens, remodeling the interior and exterior of the restaurant, introducing Carl's Jr.-style limited table service, adding "all-you-can-drink" beverage bars and installing new signage that accents the Hardee's name with the Carl's Jr. Star logo. We intend to accelerate our Star Hardee's conversion program and build new restaurant units in this format. In addition, our franchisees have also begun converting their restaurants to the Star Hardee's format and continue to support our initiatives. We also plan to enhance brand awareness through new advertising campaigns that promote Hardee's to our target audience of high-volume lunch and dinner customers. As of January 31, 1999, 120 Hardee's had been converted to Star Hardee's, and results to date have been positive, with sales averaging more than 10% above pre-conversion levels. We plan to convert another 300 to 400 restaurants in fiscal 2000, and our Hardee's franchisees advise us that they plan to convert up to 100 restaurants to the Star Hardee's format during that period.

     - Continue to Increase Hardee's Profitability. We have dramatically improved restaurant-level operating margins and reduced corporate overhead by implementing the operating initiatives, management practices and disciplined operating strategy that we employ at Carl's Jr. Restaurant-level operating margins of our company-operated Hardee's
       restaurants increased      % for fiscal 1999, compared with 6.2% for the
       year ended December 31, 1996. We expect to improve further the profitability of our Hardee's restaurants by installing and upgrading point of sale and back office management information systems, as well as continuing the implementation of our customer-focused, disciplined operating strategy.

     - Expand Successful Carl's Jr. and Taco Bueno Chains. We intend to continue expanding our Carl's Jr. and Taco Bueno chains by opening new restaurants and continuing our innovative advertising campaigns. In fiscal 1999, combined system growth of Carl's Jr. restaurants totaled 80, the highest in the history of the brand. In fiscal 2000, we plan to open 75 to 100 new Carl's Jr. restaurants in established markets. In addition, we plan to continue dual-branding our Carl's Jr. restaurants with The Green Burrito, a strategy which is intended to attract Mexican food customers to Carl's Jr. restaurants. We also intend to open 15 to 30 Taco Bueno restaurants per year over the next three fiscal years.

     - Pursue Strategic Joint Venture Arrangements. We may pursue joint venture agreements with compatible retailers, such as superstores, convenience stores and service stations, to further expand

       Carl's Jr., Taco Bueno and Hardee's. This strategy will allow us to partner with other entities that own or have access to more real estate sites than we do, therefore allowing us to expand at a faster pace than if we had to negotiate for sites on an individual basis. These joint venture agreements may require us to contribute cash for development and to provide operational and management support services.

     - Opportunistically Pursue Strategic Acquisitions. While we are not currently contemplating any significant additional acquisitions or investments, we will continue to evaluate opportunities to expand our operations by making strategic acquisitions of, or investments in, underperforming restaurant companies.
                            ------------------------

     Our principal executive offices are located at 401 W. Carl Karcher Way, Anaheim, California 92801, and our telephone number is (714) 774-5796. Our web site address is www.ckr.com.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER............   In this exchange offer, we are offering to
                                 exchange $1,000 principal amount of our 9 1/8%
                                 Senior Subordinated Notes due 2009, which notes have been registered under the Securities Act
                                 (the "Exchange Notes"), for each $1,000
                                 principal amount of our outstanding 9 1/8%
                                 Senior Subordinated Notes due 2009 (the "Old
                                 Notes"). As of the date of this prospectus, $200.0 million in aggregate principal amount of Old Notes are outstanding. In this prospectus, we sometimes use the term "Notes" to refer to the Exchange Notes together with the Old Notes.

                                 Old Notes may be tendered for exchange in whole or in part in integral multiples of $1,000 principal amount.

REGISTRATION RIGHTS AGREEMENT    We are making the exchange offer to satisfy our
                                 obligations under a Registration Rights
                                 Agreement relating to the Old Notes, dated
                                 March 4, 1999, that we entered into with Morgan
                                 Stanley & Co. Inc, BancBoston Robertson
                                 Stephens, Inc., Bear, Stearns & Co., Inc., U.S.
                                 Bancorp Libra, a division of U.S. Bancorp
                                 Investments, Inc., and Paribas Corporation, who were the Initial Purchasers of the Old Notes.
                                 For a description of the procedures for
                                 tendering Old Notes, see "The Exchange
                                 Offer -- Procedures for Tendering Old Notes."

EXPIRATION DATE...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on                , 1999,
                                 unless extended at our option.

CONDITIONS TO THE EXCHANGE
OFFER.........................   The exchange offer is subject to conditions,
                                 some of which we may waive at our sole
                                 discretion. The exchange offer is not
                                 conditioned upon any minimum aggregate
                                 principal amount of Old Notes being tendered.

                                 We reserve the right, in our sole and absolute discretion, subject to applicable law, at any time and from time to time to:

                                 - delay the acceptance of the Old Notes;

                                 - terminate the exchange offer if specified
                                   conditions have not been satisfied;

                                 - extend the expiration date of the exchange
                                   offer and retain all Old Notes tendered
                                   pursuant to the exchange offer, subject, however, to the right of holders of Old Notes to withdraw their tendered Old Notes prior to such extended expiration date; and

                                 - waive any condition or otherwise amend the
                                   terms of the exchange offer in any respect.

                                 See "The Exchange Offer -- Conditions to the
                                 Exchange Offer" and "The Exchange
                                 Offer -- Expiration Date; Extensions and
                                 Amendments."

                                 You will have certain rights against us under the Registration Rights Agreement if one of these conditions occurs and prevents the exchange offer from taking place.

WITHDRAWAL RIGHTS.............   You may withdraw the tender of your Old Notes
                                 at any time until the expiration date by delivering a written notice of such withdrawal to the Exchange Agent. See "The Exchange
                                 Offer -- Withdrawal Rights."

PROCEDURES FOR TENDERING OLD
NOTES.........................   To tender Old Notes, you must complete and sign
                                 a Letter of Transmittal according to its instructions and mail, fax or hand-deliver it, together with any other required documents, to the Exchange Agent, either with the Old Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Notes.

                                 Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

                                 If your Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you are urged to contact such nominee promptly if you wish to tender Old Notes in the exchange offer. See "The Exchange Offer -- Procedures for Tendering Old Notes."

                                 Please do not send your Letter of Transmittal or certificates representing Old Notes to us. You should only send those documents to the Exchange Agent. You should direct questions regarding how to tender Old Notes and requests for information to the Exchange Agent.

RESALES OF EXCHANGE NOTES.....   We believe that the Exchange Notes issued in
                                 the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

                                 - you acquire the Exchange Notes issued in the
                                   exchange offer in the ordinary course of your business;

                                 - you are not participating, and have no
                                   arrangement or understanding with any person to participate, in the distribution, as that term is defined under the Securities Act, of the Exchange Notes; and

                                 - you are not an "affiliate" of CKE
                                   Restaurants, Inc. within the meaning of Rule
                                   405 under the Securities Act.

                                 Our belief is based upon interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. The staff of the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination.

                                 If our belief is not accurate and you transfer an Exchange Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Exchange Notes from such requirements, you may incur liability under the Securities Act. We do not and will not assume or indemnify you against such liability.

                                 Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes which such broker acquired as a result of market-making or other trading activities then such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes.

EXCHANGE AGENT................   The Exchange Agent with respect to the exchange
                                 offer is Chase Manhattan Bank and Trust
                                 Company, National Association. The addresses, and telephone and facsimile number of the Exchange Agent are set forth in this prospectus under "The Exchange Offer -- Exchange Agent" and in the Letter of Transmittal.

USE OF PROCEEDS...............   We will not receive any cash proceeds from the
                                 issuance of the Exchange Notes offered hereby.
                                 See "Use of Proceeds."

CERTAIN UNITED STATES FEDERAL
INCOME TAX CONSIDERATIONS.....   There should be no United States federal income
                                 tax consequences arising from the exchange of Old Notes for Exchange Notes in this exchange offer. However, you should review the information set forth under "Certain United
                                 States Federal Income Tax Considerations" prior to tendering Old Notes in the exchange offer.

     See "The Exchange Offer" for more detailed information concerning this exchange offer.

                          TERMS OF THE EXCHANGE NOTES

     The exchange offer relates to the exchange of up to $200.0 million principal amount of Exchange Notes for up to an equal principal amount of Old Notes. The form and terms of the Exchange Notes are identical to the form and terms of the Old Notes, except that the Exchange Notes will be registered under the Securities Act. Therefore, the Exchange Notes will not be subject to some of the transfer restrictions, registration rights and the provisions providing for an increase in the interest rate of the Old Notes under certain circumstances relating to the registration of the Exchange Notes. The Exchange Notes issued in the Exchange Offer will evidence the same indebtedness as the Old Notes, which they will replace, and will be issued pursuant to, and entitled to the benefits of, the same Indenture. The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the Notes, see "Description of the Exchange Notes."

Issuer.....................  CKE Restaurants, Inc.

Total Amount of
  Exchange Notes Offered...  $200.0 million aggregate principal amount of 9 1/8%
                             Senior Subordinated Notes due 2009.

Maturity Date..............  May 1, 2009.

Interest Rate..............  9 1/8% per year.

Interest Payment Dates.....  Interest on the Exchange Notes will be payable semi-annually in cash and in arrears on each May 1 and November 1, beginning on May 1, 1999.

Subsidiary Guarantees......  Each of our subsidiaries and any future restricted subsidiaries will guarantee the Exchange Notes. If we cannot make payments on the Exchange Notes when they are due, our subsidiary guarantors must make them instead.

Ranking....................  The Exchange Notes and the subsidiary guarantees are unsecured senior subordinated obligations of CKE and will rank junior to our senior indebtedness and to the senior indebtedness of our subsidiary guarantors.

                             At January 31, 1999, assuming we had completed the issuance of the Old Notes at that time, the Exchange Notes would have been subordinated to
                             $       million of our and our subsidiary
                             guarantors' senior indebtedness. Approximately
                             $       million would have been available for
                             future borrowing under our senior credit facility.

Optional Redemption........  We may redeem some or all of the Notes beginning on
                             May 1, 2004, at the redemption price described in the "Description of Notes" section under the heading "Optional Redemption," plus accrued interest to the date of redemption.

Mandatory Offer
  to Repurchase............  If we sell certain assets or experience specific kinds of changes of control, we must offer to repurchase the Exchange Notes at the price listed in "Description of Exchange Notes."

Certain Covenants..........  The indenture governing the Exchange Notes contains covenants that will limit our ability and our subsidiaries' ability to:

                                  - borrow money;
                                  - pay dividends on, redeem or repurchase our
                                    capital stock;

                                  - make investments;
                                  - incur liens on our assets to secure debt;
                                  - merge or consolidate with another company;
                                    and
                                  - transfer or sell substantially all of our
                                    assets.

                             These covenants are subject to important exceptions and qualifications which are described in "Description of Exchange Notes" under the heading "Certain Covenants."

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following tables summarize certain of our historical financial information. Our fiscal year is the 52- or 53-week period ending on the last Monday in January of each year. For example, references to fiscal 1999 refer to the 52-week period ended January 25, 1999. For clarity of presentation, we have presented all fiscal years in this prospectus as if the fiscal year ended on January 31. The following summary financial and restaurant operating data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations, and with our consolidated financial statements, which are incorporated herein by reference.

                                                          FISCAL YEAR ENDED JANUARY 31,
                                                      -------------------------------------
                                                        1997          1998          1999
                                                      ---------    ----------    ----------
                                                             (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENTS OF INCOME DATA:
  Total revenues(1)...............................    $ 613,380    $1,149,659    $
  Operating income................................       44,139        86,191
  Interest expense................................        9,877        16,914
  Depreciation and amortization...................       27,002        46,402
  Net income......................................       22,302        46,757              (2)

OTHER FINANCIAL DATA:
  EBITDA(3).......................................    $  73,589    $  139,956    $         (4)
  EBITDA margin(5)................................         12.0%         12.2%             %
  Capital expenditures............................    $  49,223    $   89,210    $
  Ratio of earnings to fixed charges(6)...........          2.9x          3.3x             x
  Cash flows provided by operating activities.....    $  56,988    $   74,337    $
  Cash flows used in investing activities.........    $(113,064)   $ (428,488)   $
  Cash flows provided by financing activities.....    $  78,343    $  338,203    $

                                                                    JANUARY 31, 1999
                                                              -----------------------------
                                                                ACTUAL      AS ADJUSTED(7)
                                                              ----------    ---------------
                                                                     (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
  Property and equipment, net...............................  $               $
  Total assets..............................................
  Total long-term debt and capital lease obligations,
     including current portion..............................
  Stockholders' equity......................................

                                                   (Footnotes on following page)

-------------------------
 (1) Fiscal 1997, fiscal 1998 and fiscal 1999 include $94.3 million, $195.2
     million, and $     million, respectively, of revenues generated from other
     restaurant concepts we acquired during fiscal 1997.

 (2) Includes an extraordinary gain of $   million, net of applicable income tax
     expense, on early retirement of debt.

 (3) As used herein, "EBITDA" represents income before extraordinary items plus
     (a) interest expense, (b) income tax expense and (c) depreciation and amortization. We have included information concerning EBITDA in this prospectus because we believe that such information is used by certain investors as one measure of an issuer's historical ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, earnings from operations or other traditional indications of an issuer's operating performance.

 (4) Excludes a $15.0 million charge to our investment in Boston West L.L.C. ("Boston West").

 (5) EBITDA margin represents EBITDA divided by total revenues.

 (6) For purposes of calculating the ratio of earnings to fixed charges (a) earnings represent income before income taxes and extraordinary item and fixed charges and (b) fixed charges consist of interest on all indebtedness, interest related to capital lease obligations, amortization of debt issuance costs and a portion of rental expense that is representative of the interest factor (deemed by us to be one-third).

 (7) As adjusted to give effect to the sale of the Old Notes and the application of the net proceeds of $194.8 million therefrom.

                  SUMMARY RESTAURANT OPERATING AND OTHER DATA

                                                                  FISCAL YEAR ENDED JANUARY 31,
                                                              -------------------------------------
                                                                 1997         1998         1999
                                                              ----------   ----------   -----------
                                                                     (DOLLARS IN THOUSANDS)
CARL'S JR. RESTAURANTS:
Restaurants open (at end of period):
  Company-operated restaurants..............................        415          443
  Franchised and licensed restaurants.......................        258          265
                                                               --------     --------     --------
    Total...................................................        673          708
                                                               ========     ========     ========
System-wide restaurant revenues:
  Company-operated restaurants..............................   $443,304     $488,495
  Franchised and licensed restaurants.......................    204,700      214,534
                                                               --------     --------     --------
    Total system-wide revenues..............................   $648,004     $703,029
                                                               ========     ========     ========
Operating income............................................   $ 48,660     $ 61,457
Average annual sales per company-operated restaurant(1).....   $  1,114     $  1,157
Percentage increase in comparable company-operated
  restaurant sales(2).......................................       10.7%         4.8%
Company-operated restaurant-level operating margins.........       23.1%        24.2%
General and administrative expenses as a percentage of
  consolidated total revenues...............................        5.4%         5.2%

                                                FISCAL YEAR ENDED       28 WEEKS     28 WEEKS     FISCAL YEAR
                                                  DECEMBER 31,           ENDED         ENDED         ENDED
                                             -----------------------    JULY 15,    JANUARY 31,   JANUARY 31,
                                                1995         1996         1997         1998         1999(3)
                                             ----------   ----------   ----------   -----------   -----------
                                                                  (DOLLARS IN THOUSANDS)
HARDEE'S RESTAURANTS:(4)
Restaurants open (at end of period):
  Company-operated restaurants(5)..........         733          808          782          863
  Franchised and licensed restaurants......       2,600        2,417        2,329        2,175
                                             ----------   ----------   ----------   ----------    ----------
    Total..................................       3,333        3,225        3,111        3,038
                                             ==========   ==========   ==========   ==========    ==========
System-wide restaurant revenues:
  Company-operated restaurants.............  $  596,593   $  645,409   $  346,481   $  339,942
  Franchised and licensed restaurants......   2,582,514    2,350,733    1,152,442    1,123,034
                                             ----------   ----------   ----------   ----------    ----------
    Total system-wide revenues.............  $3,179,107   $2,996,142   $1,498,923   $1,462,976
                                             ==========   ==========   ==========   ==========    ==========
Operating income (loss)....................  $   19,578   $  (17,822)  $    8,683   $   23,463
Average annual sales per company-operated
  restaurant(6)............................  $      888   $      848   $      831   $      803
Percentage (decrease) in comparable
  company-operated
  restaurant sales.........................        (6.8)%       (4.4)%       (0.4)%       (7.2)%
Company-operated restaurant-level operating
  margins..................................         8.4%         6.2%         7.8%        12.9%
General and administrative expenses as a
  percentage of
  combined total revenues..................        10.5%        10.7%         8.3%         7.6%

-------------------------

(1) Calculated on a 52-week trailing basis for all periods presented.

(2) Includes only Carl's Jr. restaurants open throughout the full periods being compared.

(3) Fiscal year 1999 includes operating results of FEI from and after April 1, 1998.

(4) Except as otherwise noted, company-operated Hardee's restaurant data for the two fiscal years ending December 31, 1996 and for the 28 weeks ended July 15, 1997 excludes the results of Hardee's restaurants sold or closed prior to December 31, 1996 and July 15, 1997, respectively.

(5) The number of company-operated restaurants open at December 31, 1995 excludes 131 restaurants that were closed on or prior to December 31, 1996.

(6) Calculated on a 12-month trailing basis for all periods presented, other than fiscal 1999, which is presented on a 52-week trailing basis.

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus in connection with tendering your Old Notes in the exchange offer. Some information in this prospectus may contain "forward looking" statements that discuss future expectations of our financial condition or results of operations. The risk factors noted in this section and other factors described in this prospectus could cause actual results to differ materially from those contained in any forward-looking statements.

SUBSTANTIAL LEVERAGE -- OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THESE NOTES.

     We have a significant amount of indebtedness. The following chart shows certain important credit statistics, and is presented assuming we had completed the initial offering of the Notes as of the date or at the beginning of the period specified below:

                                                                AT JANUARY 31, 1999
                                                              -----------------------
                                                              (DOLLARS IN THOUSANDS)
Long-term debt and capital lease obligations, including
  current portion...........................................         $     --
Stockholders' equity........................................         $     --
Debt to capitalization ratio................................               --

                                                                    FISCAL 1999
                                                              -----------------------
Ratio of earnings to fixed charges..........................               --

     Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to these Exchange Notes;

     - increase our vulnerability to general adverse economic and industry conditions;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, and other general corporate purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - place us at a competitive disadvantage compared to our competitors that have less debt; and

     - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. Failure to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

UNCERTAINTIES RELATED TO THE REVITALIZATION OF HARDEE'S -- WE WILL CONTINUE TO FACE CHALLENGES IN OUR ATTEMPT TO IMPROVE OUR HARDEE'S OPERATIONS.

     Revitalizing Hardee's will continue to challenge our management team. Hardee's is a well-established but underperforming brand. When we acquired Hardee's, it was experiencing declining system-wide same-store sales and a declining market share in the quick-service hamburger restaurant industry. Our initial revitalization strategy for Hardee's focused on managing costs and realizing purchasing strategies. While we have been able to improve our Hardee's restaurant-level operating margins, we are continuing to focus on increasing sales by revitalizing the Hardee's brand. Specifically, we are investing large amounts of capital into reconfiguring our Hardee's restaurants' kitchens, replacing equipment, and remodeling restaurants to the Star Hardee's format. We cannot assure you that these strategies will be successful. If we are unable to achieve anticipated sales improvements and further improvements in restaurant-level operating margins in our Hardee's restaurants on a timely basis, cash flows generated from Hardee's operations may not be adequate to support our turnaround strategies for Hardee's. Our success will also depend, in part, on our Hardee's franchisees. Hardee's franchisees are not required to participate in implementing our strategies and we cannot assure you that all Hardee's franchisees will participate. If

Hardee's franchisees do not implement our strategies we may not achieve our goals in the desired timeframe or at all. Failure to accomplish our goals could have a material adverse effect on our financial condition and results of operations.

GROWTH STRATEGY -- OUR ABILITY TO EXPAND OUR RESTAURANT CHAINS DEPENDS ON FACTORS BEYOND OUR CONTROL.

     Our growth strategy includes, among other things, opening additional company-operated and franchised restaurants, remodeling our restaurants and dual-branding our restaurant concepts. The success of our growth strategy will depend on numerous factors, many of which are beyond our control and the control of our franchisees, including:

     - the hiring, training and retention of qualified management and other restaurant personnel;

     - the ability to obtain necessary governmental permits and approvals;

     - competition for desirable site locations;

     - the availability of appropriate financing; and

     - general economic conditions.

     To manage our planned expansion, we must ensure the continuing adequacy of our existing systems and procedures, including our supply and distribution arrangements, restaurant management, financial controls and information systems.

     Given the improvements realized in the same-store sales growth in our company-operated Carl's Jr. restaurants, we cannot assure you that we will be able to maintain the current level of same-store sales growth. In addition, we experienced a same-store sales decline of 1.3% at our company-operated Carl's Jr. restaurants for the quarter ended January 31, 1999.

ACQUISITION STRATEGY -- ACQUIRING AND INVESTING IN UNDERPERFORMING RESTAURANT BUSINESSES INVOLVES SPECIAL RISKS.

     We have a record of acquiring underperforming restaurant companies and improving their operations. We are not currently contemplating any significant acquisitions of other restaurant companies. However, we will continue to evaluate investment opportunities in other restaurant companies. Acquisitions involve the following risks that could adversely affect our operating results:

     - the diversion of management's attention;

     - the assimilation of the operations and personnel of the acquired companies; and

     - the potential loss of key employees.

     We cannot assure you that any of our acquisitions or investments will not materially or adversely affect us or that any such acquisition or investment will enhance our business.

COMPETITION -- OUR SUCCESS DEPENDS ON OUR ABILITY TO COMPETE WITH OUR MAJOR COMPETITORS.

     The foodservice industry is intensely competitive with respect to the quality and value of food products offered, concept, service, price, dining experience and location. We compete with major restaurant chains, some of which dominate the quick-service restaurant industry. Our competitors also include a variety of mid-price, full-service casual-dining restaurants, health and nutrition-oriented restaurants, delicatessens and prepared food stores, as well as supermarkets and convenience stores. Many of the our competitors have substantially greater financial, marketing and other resources than we have, which may give them competitive advantages. Our competitors could also make changes to pricing or other marketing strategies. As our competitors expand operations, we expect competition to intensify. Such increased competition could have a material adverse effect on our financial condition and results of operations.

THE FOODSERVICE INDUSTRY -- CONSUMER PREFERENCES AND PERCEPTIONS, SEASONALITY AND GENERAL ECONOMIC CONDITIONS MAY HAVE SIGNIFICANT EFFECTS ON OUR BUSINESS.

     Foodservice businesses are often affected by changes in consumer tastes, national, regional and local economic conditions and demographic trends. The performance of individual restaurants may be adversely affected by traffic patterns, demographics and the type, number and locations of competing restaurants.

Restaurant performance may also be affected by adverse weather conditions, particularly in our Hardee's restaurants, because a significant number of them are located in areas which experience severe winter conditions. Multi unit foodservice businesses such as ours can also be materially and adversely affected by publicity resulting from poor food quality, illness, injury or other health concerns or operating issues stemming from one or a limited number of restaurants. We can be similarly affected by consumer concerns with respect to the nutritional value of quick-service food. In addition, our dependence on frequent deliveries of food and paper products subjects our restaurants to the risk that shortages or interruptions in supply, caused by adverse weather or other conditions, could adversely affect the availability, quality and cost of ingredients. Unfavorable trends or developments concerning factors such as inflation, increased food, labor and employee benefit costs (including increases in hourly wage and unemployment tax rates), increases in the number and locations of competing quick-service restaurants, regional weather conditions and the availability of experienced management and hourly employees may also adversely affect our financial condition and results of operations. Changes in economic conditions affecting our customers could reduce traffic in some or all of our restaurants or impose practical limits on pricing, either of which could have a material adverse effect on our financial condition and results of operations. Our continued success will depend in part on our management's ability to anticipate, identify and respond to changing conditions.

GOVERNMENT REGULATIONS -- WE MUST DEVOTE SIGNIFICANT RESOURCES TO COMPLY WITH EXTENSIVE LEGAL REQUIREMENTS APPLICABLE TO OUR FRANCHISE AND OTHER BUSINESS OPERATIONS.

     We are subject to federal regulation and certain state laws which govern the offer and sale of franchises. Many state franchise laws impose substantive requirements on franchise agreements, including limitations on non-competition provisions and on provisions concerning the termination or non-renewal of a franchise. Some states require that certain materials be registered before franchises can be offered or sold in that state. The failure to obtain or retain licenses or approvals to sell franchises could adversely affect us or our franchisees. The restaurant industry is also subject to extensive federal, state and local governmental regulations, including those relating to the preparation and sale of food and those relating to building and zoning requirements. We and our franchisees are also subject to laws governing relationships with employees, including minimum wage requirements, overtime, working and safety conditions and citizenship requirements. Many of our employees are paid hourly rates based upon the federal and state minimum wage laws. Recent legislation increasing the minimum wage has resulted in higher labor costs to us and our franchisees. We anticipate that increases in the minimum wage may be offset through pricing and other cost-control efforts; however, we cannot assure you that we or our franchisees will be able to pass such additional costs on to customers in whole or in part.

KEY DISTRIBUTORS -- DISRUPTION IN DELIVERIES MAY ADVERSELY AFFECT OUR
RESTAURANTS.

     Our profitability is dependent on, among other things, our continuing ability to offer fresh, high quality food at moderate prices. While we continue to operate our own distribution business for our Carl's Jr. system, we rely upon independent distributors for our Hardee's and Taco Bueno restaurants. In particular, our Hardee's restaurants depend on the distribution services of two distributors, MBM Corporation ("MBM"), an independent supplier and distributor of food and other products, and Fast Food Merchandisers, Inc. ("FFM"), which was recently acquired by MBM. MBM and FFM are responsible for delivering food, paper and other products from our vendors to our Hardee's restaurants on a regular basis. MBM and FFM also provide distribution services to a large number of our Hardee's franchisees. Any disruption in these distribution services would have a material adverse effect on our business. See "Business -- Purchasing and Distribution."

YEAR 2000 ISSUES -- THE EFFICIENT OPERATION OF OUR RESTAURANTS RELIES ON OUR INFORMATION SYSTEMS, WHICH MAY BE DISRUPTED UNDER CERTAIN CIRCUMSTANCES.

     We rely on various information systems to manage our restaurant operations, and regularly make investments to upgrade, enhance or replace such systems. We are aware that some significant portion of existing electronic equipment, including computers, software and embedded technology, was not designed to correctly process dates after December 31, 1999. These systems store dates as having two-digit, rather than four-digit, years, which could potentially cause erroneous data results or program failures in the year 2000. We continue to review the impact of such Year 2000 ("Y2K") issues on our internal computer and non-computer systems as well as on our vendors and service providers.

     Internally, we have nearly completed the process of making the information systems used by our company-operated Carl's Jr. and Taco Bueno restaurants Y2K compatible, and will complete the process before the turn of the century. With respect to our company-operated Hardee's restaurants, our review found a number of potential Y2K compatibility problems, and we are in the process of replacing suspect systems with Y2K compatible systems. We expect to complete the replacement of our company-operated Hardee's restaurants' financial information systems in July 1999, replace their equipment purchasing information systems in August 1999 and purchase back-office management information systems in November 1999. We have not identified any other significant areas of non-compliance in our internal computer or non-computer systems.

     We believe our greatest risk with respect to Y2K issues relates to third-party failure to appropriately address their Y2K non-compliance. Y2K failures in key suppliers' systems, or in their respective suppliers' systems, could affect their ability to supply us with material or services, and therefore affect our ability to operate our restaurants. External Y2K failures could therefore have an material adverse effect on our revenues and financial condition. We are in the process of confirming the Y2K compliance of our important suppliers and have been assured that MBM's, as well as our less important vendors and service providers', Y2K compliance efforts are on schedule. We plan to secure alternative suppliers for those who cannot assure us of their Y2K readiness. In addition, the inability of our multi unit franchisees to become Y2K compliant may materially adversely affect our ability to receive royalties from them. External Y2K risks will be addressed as our survey of suppliers is completed. Although we expect cooperation from the suppliers we are surveying, we also rely on services such as telephones and utilities, whose Y2K compliance is outside of our control. Therefore, we may be unable to accurately assess the Y2K readiness of some third parties, and the impact of such third-party non-compliance on our operations.

     We plan to continue to identify, assess and to resolve all material Y2K issues by the end of calendar 1999. We have developed or are in the process of developing contingency plans to address significant internal and external Y2K issues as they are identified. These contingency plans are expected to be complete by July 1999. However, the Y2K problem involves pervasive complex interrelationships, both internally and externally. As a result, we cannot assure you that we will identify and successfully resolve all Y2K issues, and the possibility exists that Y2K-related disruptions could have a material adverse effect on us. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000."

ADDITIONAL BORROWINGS AVAILABLE -- DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. Our senior credit facility permits additional
borrowing of up to $     million as of January 31, 1999, and all of those
borrowings would be senior to the Exchange Notes and the subsidiary guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

ABILITY TO SERVICE DEBT -- TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to make payments on and to refinance our indebtedness, including these Exchange Notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. Our ability to generate cash from our operations is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowings under our credit facility, will be adequate to meet our future liquidity needs for at least the next few years.

     We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness, including the Exchange Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the Exchange Notes on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facility and the Exchange Notes, on commercially reasonable terms or at all.

SUBORDINATION -- YOUR RIGHT TO RECEIVE PAYMENTS ON THE EXCHANGE NOTES IS JUNIOR TO OUR EXISTING SENIOR INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTEES OF THE EXCHANGE NOTES ARE JUNIOR TO ALL OUR GUARANTORS' EXISTING INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS.

     The Exchange Notes and the subsidiary guarantees rank behind all of our and the subsidiary guarantors' existing senior indebtedness (other than our 4 1/4% Convertible Notes due 2004 (the "Convertible Notes") and our trade payables) and all of our and their future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with or junior to the Exchange Notes and the subsidiary guarantees. As a result, upon any distribution to our creditors or the creditors of the subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors of our or their property, the holders of senior indebtedness will be entitled to be paid in full in cash before any payment may be made with respect to the Exchange Notes or the subsidiary guarantees.

     In addition, we may be prohibited from making payments on the Exchange Notes and the subsidiary guarantees in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of non-payment defaults on senior debt. In the event of a default on the Exchange Notes and any resulting acceleration of the Exchange Notes, the holders of senior indebtedness then outstanding will be entitled to payment in full in cash of all obligations in respect of such senior indebtedness before any payment or distribution may be made with respect to the Exchange Notes.

     In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors, holders of the Exchange Notes will participate with trade creditors and all other holders of subordinated indebtedness in the assets remaining after we have paid all of the senior debt. However, because the indenture requires that amounts otherwise payable to holders of the Exchange Notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the Exchange Notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we may not have sufficient funds to pay all of our creditors and holders of Exchange Notes may receive less, ratably, than the holders of senior debt.

     As of January 31, 1999, the Exchange Notes and the subsidiary guarantees
were subordinated to $     million of senior debt and approximately $
million was available for borrowing as additional senior debt under our senior credit facility. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

FINANCING CHANGE OF CONTROL OFFER -- WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

     Upon the occurrence of change of control events specified in the indenture, we will be required to offer to repurchase all outstanding Exchange Notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of Exchange Notes or that restrictions in our senior credit facility will not allow such repurchases. In addition, important corporate events such as leveraged recapitalizations that would increase the level of our indebtedness would not constitute a change of control under the indenture. See "Description of Notes -- Repurchase at the Option of Holders."

FRAUDULENT CONVEYANCE MATTERS -- FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     - was insolvent or rendered insolvent by reason of such incurrence; or

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets, or

     - if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

     - it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the Exchange Notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

ENVIRONMENTAL MATTERS -- COMPLIANCE WITH ENVIRONMENTAL LAWS MAY ADVERSELY AFFECT OUR FINANCIAL HEALTH.

     We are subject to various federal, state and local environmental laws. These laws govern discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes. These laws may also impose liability for damages from and the costs of cleaning up sites of spills, disposals or other releases of hazardous materials. We may be responsible for environmental conditions relating to our restaurants and the land on which our restaurants are located, regardless of whether we lease or own the restaurants or land in question and regardless of whether such environmental conditions were created by us or by a prior owner or tenant. Although we cannot assure you that all such environmental conditions have been identified, these conditions include the presence of asbestos containing materials, leaks from chemical storage tanks and on-site spills.

     We are not aware of any environmental conditions that would have a material adverse effect on our businesses, assets or results of operations taken as a whole. Although environmental site assessments prepared for certain properties recommend limited further investigations or minor repairs, based on the information currently available to us, we do not believe any of these other issues would have a material adverse effect on these properties. Nevertheless, we cannot assure you that environmental conditions relating to prior, existing or future restaurants or restaurant sites will not have a material adverse effect on us. Moreover, there is no assurance that: (1) future laws, ordinances or regulations will not impose any material environmental liability; or (2) the current environmental condition of the properties will not be adversely affected by tenants or other third parties or by the condition of land or operations in the vicinity of the properties (such as underground storage tanks).

NO PUBLIC MARKET FOR THE EXCHANGE NOTES -- YOU CANNOT BE CERTAIN THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE EXCHANGE NOTES.

     The Exchange Notes will constitute a new issue of securities for which there is no established trading market. Although we have been advised by the Initial Purchasers that, following completion of the exchange offer, they intend to make a market in the Exchange Notes, they are not obligated to do so and any market-making activities with respect to the Exchange Notes may be discontinued at any time without notice.

     If a market for the Exchange Notes develops, any such market may cease at any time. In addition, if a public trading market for the Exchange Notes develops, future trading prices of the Exchange Notes will depend on many factors, including, among other things:

     - prevailing interest rates;

     - the market for similar securities;

     - our financial conditions and results of operations; and

     - other factors beyond our control, including general economic conditions.

We do not intend to list the Exchange Notes on any national securities exchange or seek approval for quotation through any automated quotation system. Accordingly, we cannot assure you that an active public or other market will develop for the Exchange Notes, or of the liquidity of any trading market for the Exchange Notes following the exchange offer.

     If a trading market does not develop or develops but is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all.

FAILURE TO EXCHANGE OLD NOTES -- IF YOU DO NOT EXCHANGE YOUR OLD NOTES, YOUR OLD NOTES WILL REMAIN SUBJECT TO TRANSFER RESTRICTIONS.

     We have not registered nor do we intend to register any of the Old Notes under the Securities Act or any state securities laws. Therefore, you may not offer, sell or otherwise transfer any Old Notes that remain outstanding after consummation of the exchange offer unless you comply with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from all applicable laws or in a transaction not subject to those laws. In each case, you must comply with other applicable conditions and restrictions.

     Old Notes that remain outstanding after consummation of the exchange offer will continue to bear a legend reflecting these restrictions on transfer. In addition, if you do not exchange your Old Notes pursuant to the exchange offer, you will have no right to require us to register Old Notes, except under certain limited circumstances. To the extent that you do not successfully tender your Old Notes in the exchange offer, your ability to sell Old Notes could be adversely affected.

DEFECTIVE TENDER -- YOU BEAR THE RISKS OF NOT COMPLYING WITH EXCHANGE OFFER PROCEDURES.

     You are responsible for complying with all exchange offer procedures. You will only receive Exchange Notes in exchange for your Old Notes if, prior to the expiration date, you deliver to the Exchange Agent:

          (1) your Old Notes or a book-entry confirmation of a book-entry transfer of the Old Notes into the Exchange Agent's account at DTC;

          (2) the Letter of Transmittal, or a facsimile thereof, properly completed and duly executed by you, with any required signature guarantees; and

          (3) any other documents required by the Letter of Transmittal.

You should allow sufficient time to ensure that the Exchange Agent receives all required documents prior to the expiration date. Neither we nor the Exchange Agent has any duty to inform you of defects or irregularities with respect to the tender of your Old Notes for exchange. See "The Exchange Offer."

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Old Notes, we entered into the Registration Rights Agreement with the Initial Purchasers. Pursuant to this agreement, we agreed to file and to use our best efforts to cause to become effective with the SEC a registration statement with respect to the exchange of the Old Notes for Exchange Notes with terms identical in all material respects to the terms of the Old Notes. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The exchange offer is being made to satisfy our contractual obligations under the Registration Rights Agreement.

     In the event we are prevented from effecting the exchange offer by applicable interpretations of the staff of the SEC, or if for any other reason the exchange offer is not consummated on or prior to September 4, 1999, we have agreed to use our best efforts to cause to become effective a shelf registration statement with respect to the resale of the Old Notes and to keep such shelf registration statement effective until three years after the date of the initial sale of the Old Notes or until all the Old Notes covered by the shelf registration statement have been sold pursuant to such shelf registration statement. We have also agreed that in the event that either the exchange offer is not consummated or a shelf registration statement is not declared effective on or prior to September 4, 1999, the interest rate borne by the Old Notes will be increased by one-half of one percent ( 1/2%) per annum until the earlier of the consummation of the exchange offer or the effectiveness of the shelf registration statement, as the case may be.

     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the Old Notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any participant in DTC whose name appears on a security position listing as a holder of Old Notes (which, for purposes of the exchange offer, include beneficial interests in the Old Notes held by direct or indirect participants in DTC and Old Notes held in definitive form).

TERMS OF THE EXCHANGE OFFER

     We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal, to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Old Notes properly tendered prior to the expiration date and not properly withdrawn in accordance with the procedures described below. Holders may tender their Old Notes in whole or in part in integral multiples of $1,000 principal amount.

     The form and terms of the Exchange Notes will be the same as the form and terms of the Old Notes except that:

          (1) the Exchange Notes will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes; and

          (2) because the Exchange Notes have been registered, holders of the Exchange Notes will not be entitled to the benefits of the Registration Rights Agreement.

The Exchange Notes will evidence the same indebtedness as the Old Notes (which they will replace) and will be issued pursuant to, and entitled to the benefits of, the Indenture.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. We reserve the right, in our sole discretion, to purchase or make offers for any Old Notes that remain outstanding after the expiration date or, as set forth below under

" -- Conditions to the exchange offer," to terminate the exchange offer. We also reserve the right, to the extent permitted by applicable law, to purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of this exchange offer. As of the date of this prospectus, $200.0 million aggregate principal amount of Old Notes is outstanding.

     Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Old Notes that are not tendered, or are tendered but not accepted, in connection with the exchange offer will remain outstanding and continue to accrue interest in accordance with their terms, but their rights under the Registration Rights Agreement will expire following the expiration date of this exchange offer. See "Risk Factors -- If You Do Not Exchange Your Old Notes, Your Old Notes Will Remain Subject to Transfer Restrictions."

     By tendering Old Notes in exchange for Exchange Notes, each holder will represent to us that:

          (1) any Exchange Notes to be received by such holder will be acquired in the ordinary course of such holder's business;

          (2) such holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes;

          (3) such holder is not our "affiliate" (within the meaning of Rule 405 under the Securities Act), or if such holder is our affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

          (4) such holder has full power and authority to tender, exchange, sell, assign and transfer the tendered Old Notes;

          (5) we will acquire from such holder good, marketable and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances; and

          (6) the Old Notes tendered for exchange are not subject to any adverse claims or proxies.

     Each tendering holder also will warrant and agree that such holder will, upon request, execute and deliver any additional documents that we or the Exchange Agent deem to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Notes tendered pursuant to the exchange offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof promptly after the expiration date.

     Holders who tender Old Notes in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "-- Fees and Expenses."

          OUR BOARD OF DIRECTORS MAKES NO RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND

     THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS AND AMENDMENTS

     The expiration date of this exchange offer is 5:00 p.m., New York City
time, on                            , 1999, unless we extend the exchange offer
(in which case the expiration date shall be the latest date and time to which we extend the exchange offer).

     We expressly reserve the right, in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

          (1) to delay the acceptance of the Old Notes for exchange;

          (2) to terminate the exchange offer (whether or not any Old Notes have theretofore been accepted for exchange) if we determine, in our sole and absolute discretion, that any of the events or conditions referred to under " -- Conditions to the Exchange Offer" has occurred or exists or has not been satisfied;

          (3) to extend the expiration date of the exchange offer and retain all Old Notes tendered pursuant to the exchange offer, subject, however, to the right of holders of Old Notes to withdraw their tendered Old Notes as described under " -- Withdrawal Rights"; and

          (4) to waive any condition or otherwise amend the terms of the exchange offer in any respect (whether or not any Old Notes have theretofore been accepted for exchange).

     If the exchange offer is amended in a manner that we determine constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Any such delay in acceptance, termination, extension or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent (any such oral notice to be promptly confirmed in writing) and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement, and subject to applicable laws, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE NOTES

     Upon the terms and subject to the conditions of the exchange offer, we will exchange, and will issue to the Exchange Agent, Exchange Notes for Old Notes validly tendered and not withdrawn (pursuant to the withdrawal rights described under " -- Withdrawal Rights") promptly after the expiration date. In all cases, delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the Exchange Agent of:

          (1) Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC;

          (2) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees; and

          (3) any other documents required by the Letter of Transmittal.

     Accordingly, the delivery of Exchange Notes might not be made to all tendering holders at the same time, and will depend upon when Old Notes, book-entry confirmations with respect to Old Notes and other required documents are received by the Exchange Agent.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC.

     Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange, and thereby exchanged, Old Notes validly tendered and not withdrawn as, if and when we give oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of our acceptance of such Old Notes for exchange pursuant to the exchange offer. Our acceptance for exchange of Old Notes tendered pursuant to any of the procedures described above will constitute our binding agreement with the tendering holder upon the terms and subject to the conditions of the exchange offer. The Exchange Agent will act as our agent for the purpose of receiving tenders of Old Notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Notes, Letters of Transmittal and related documents and transmitting Exchange Notes to holders who validly tendered Old Notes. Such exchange will be made promptly after the expiration date. If for any reason whatsoever the acceptance for exchange or the exchange of any Old Notes tendered pursuant to the exchange offer is delayed (whether before or after our acceptance for exchange of Old Notes), or if we extend the exchange offer or are unable to accept for exchange or exchange Old Notes tendered pursuant to the exchange offer, then, without prejudice to our rights set forth in this prospectus, the Exchange Agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Notes and such Old Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described below under "-- Withdrawal Rights."

PROCEDURES FOR TENDERING OLD NOTES

     Valid Tender. Except as set forth below, in order for Old Notes to be validly tendered pursuant to the exchange offer, either:

          (1) A. a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at the address set forth under "-- Exchange Agent" prior to the expiration date; and

              B. tendered Old Notes must be received by the Exchange Agent, or such Old Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case prior to the expiration date; or

          (2) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the Old Notes held by a holder are tendered by such holder, such holder should fill in the amount of Old Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us, evidence satisfactory to us, in our sole discretion, of such person's authority to so act must be submitted.

     Any beneficial owner of Old Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the exchange offer.

          THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN

     ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY AND PROPER INSURANCE SHOULD BE OBTAINED. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

     Book-Entry Transfer. The Exchange Agent will make a request to establish an account with respect to the Old Notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under " -- Exchange Agent" prior to the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

                DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE
                        DELIVERY TO THE EXCHANGE AGENT.

     Signature Guarantees. Certificates for Old Notes need not be endorsed and signature guarantees on a Letter of Transmittal or a notice of withdrawal, as the case may be, are unnecessary unless:

          (1) a certificate for Old Notes is registered in a name other than that of the person surrendering the certificate, or

          (2) a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal.

In the case of (1) or (2) above, such certificates for Old Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):

          (1) a bank;

          (2) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

          (3) a credit union;

          (4) a national securities exchange, registered securities association or clearing agency; or

          (5) a savings association that is a participant in a Securities Transfer Association (each an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution.

     See Instructions 2 and 5 to the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender Old Notes pursuant to the exchange offer and the certificates for such Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

          (1) such tenders are made by or through an Eligible Institution;

          (2) prior to the expiration date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

          (3) the certificates (or book-entry confirmation) representing all tendered Old Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

     Determination of Validity. We will make, in our sole discretion, all determinations regarding the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes. Our determination shall be final and binding on all parties. We reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders we determine are not in proper form or the acceptance for exchange of which may, in the view of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "-- Conditions to the Exchange Offer" or any defect or irregularity in any tender of Old Notes of any particular holder whether or not similar defects or irregularities are waived in the case of other holders.

     Our interpretation of the terms and conditions of the exchange offer (including the Letter of Transmittal and the instructions thereto) will be final and binding on all parties. No tender of Old Notes will be deemed to have been validly made until all defects or irregularities with respect to such tender have been cured or waived. Neither we, any of our affiliates or assigns, the Exchange Agent or any other person shall be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

RESALES OF EXCHANGE NOTES

     Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us regarding transactions similar to this exchange offer, we believe that holders of Old Notes (other than as set forth in the paragraph immediately below and except for our "affiliates" within the meaning of Rule 405 under the Securities Act) who exchange their Old Notes for Exchange Notes pursuant to the exchange offer may offer for resale, resell and otherwise transfer such Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes. Any holder who tenders Old Notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes or who is our affiliate may not rely upon such SEC interpretations and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the

Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by us. The staff of the SEC has not considered the exchange offer in the context of a no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the exchange offer.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed to furnish additional copies of this prospectus, as amended or supplemented, to any broker-dealer that reasonably requests such documents for use in connection with any such resale, except that we are not required to amend or supplement this prospectus for a period exceeding 90 days after the expiration date. See "Plan of Distribution."

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to the expiration date. In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "-- Exchange Agent" prior to the expiration date. Any such notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, the aggregate principal amount of Old Notes to be withdrawn, and (if certificates for such Old Notes have been tendered) the name of the registered holder of the Old Notes as set forth on the Old Notes, if different from that of the person who tendered such Old Notes. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, the notice of withdrawal must specify the certificate number on the particular Old Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Notes tendered for the account of an Eligible Institution. If Old Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Notes and must otherwise comply with the procedures of DTC. Withdrawals of tenders of Old Notes may not be rescinded. Old Notes properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be re-tendered at any subsequent time prior to the expiration date by following any of the procedures described above under "-- Procedures for Tendering Old Notes."

     We will make, in our sole discretion, all determinations regarding the validity, form and eligibility (including time of receipt) of such withdrawal notices. Our determination shall be final and binding on all parties. We shall not be, nor shall our affiliates, the Exchange Agent or any other person shall be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Notes which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

INTEREST ON THE EXCHANGE NOTES

     Interest on the Exchange Notes will accrue at the rate of 9 1/8% per annum and will be payable in cash semi-annually on May 15 and November 15 of each year, commencing May 15, 1999.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the exchange offer or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any Old Notes for any Exchange Notes, and may, at any time and from time to time, terminate the exchange offer or waive any conditions to or amend the exchange offer in any respect (whether or not any Old Notes have theretofore been accepted for exchange), if we determine, in our sole and absolute discretion, that the exchange offer violates applicable law or any applicable interpretation of the staff of the SEC.

     If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

TERMINATION

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or Exchange Notes for any Old Notes not theretofore accepted for exchange, and may terminate or amend the exchange offer as provided herein before the acceptance of such Old Notes, if:

          (1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer, which, in our judgment, might materially impair the Company's ability to proceed with the Exchange Offer, or

          (2) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the SEC in a manner, which, in our judgment, might materially impair our ability to proceed with the exchange offer.

     If we determine to terminate the exchange offer as set forth above, we may:

          (1) refuse to accept any Old Notes and return any Old Notes that have been tendered to the holders thereof,

          (2) extend the exchange offer and retain all Old Notes tendered prior to the expiration of the exchange offer, subject to the rights of such holders of tendered Old Notes to withdraw their tendered Old Notes, or

          (3) waive such termination event with respect to the exchange offer and accept all properly tendered Old Notes that have not been withdrawn.

     If such waiver constitutes a material change in the exchange offer, we will disclose such change by means of a supplement to this prospectus that will be distributed to each registered holder of Old Notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Old Notes, if the exchange offer would otherwise expire during such period.

     Notwithstanding any other provisions of the exchange offer, and subject to its obligations pursuant to the Registration Rights Agreement, we shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes, and may terminate or amend the exchange offer, if, at any time before the acceptance of such Exchange Notes for exchange, any of the following events shall occur:

          (1) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or

          (2) the exchange offer will violate any applicable law or any applicable interpretation of the staff of the SEC.

     The foregoing conditions are solely for our benefit and we may assert them in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or with respect to the qualification of the Indenture under the Trust Indenture Act of 1939.

     The exchange offer is not conditioned on any minimum principal amount of Old Notes being tendered for exchange.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The exchange of the Old Notes for the Exchange Notes will not be a taxable exchange for federal income tax purposes, and holders of Old Notes should not recognize any taxable gain or loss or any interest income as a result of such exchange.

EXCHANGE AGENT

     Chase Manhattan Bank and Trust Company, National Association, has been appointed as Exchange Agent for the exchange offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                       CHASE MANHATTAN BANK AND TRUST COMPANY, N.A.
                       101 CALIFORNIA STREET, SUITE 2725
                       SAN FRANCISCO, CALIFORNIA 94111-5830
                       TEL. (415) 954-9581
                       FAX (415) 693-8850
                            ATTN: CECIL D. BOBEY
                                  ASSISTANT VICE PRESIDENT

DELIVERY TO OTHER THAN THE ABOVE ADDRESSES OR FACSIMILE NUMBER WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     We will bear all of the expenses of soliciting tenders of Old Notes for exchange. The principal solicitation is being made by mail. Additional solicitation may be made personally or by telephone or other means by our officers, directors or employees.

     We have not retained any dealer-manager or similar agent in connection with the exchange offer. We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We have agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with such services. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of the Old Notes, and in handling or tendering for their customers.

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that if Exchange Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the exchange offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer over the term of the Exchange Notes under generally accepted accounting principles.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy certain of our obligations under the Registration Rights Agreement. We will not receive any proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive, in exchange, an equal number of Old Notes in like principal amount. The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Old Notes, except as otherwise described herein under "The Exchange
Offer -- Terms of the Exchange Offer."

     We received approximately $194.8 million in net proceeds from the sale of the Old Notes, after deducting estimated offering expenses. We used the net proceeds from the Old Notes to repay a portion of the indebtedness outstanding under our then existing senior credit facility, as well as for fees and expenses relating to the amendment and restating of our senior credit facility. As of January 31, 1999, the outstanding principal amount of indebtedness under our
senior credit facility was $     million. Amounts borrowed under our senior
credit facility bear interest at rates which are variable, based principally on the London Interbank Offered Rate ("LIBOR"). For the fiscal year ended January 31, 1999, the weighted average interest rate on outstanding borrowings under our
senior credit facility was    %. We used proceeds of outstanding borrowings
under our senior credit facility primarily to finance our acquisitions of Hardee's and FEI. Indebtedness outstanding under our senior credit facility matures on February 28, 2004. See "Description of Certain Indebtedness -- Senior Credit Facility."

                                 CAPITALIZATION

     The following table sets forth our consolidated capitalization as of January 31, 1999(1) on a historical basis, and (2) as adjusted to reflect the sale of the Old Notes and the application of the net proceeds therefrom to repay a portion of the outstanding borrowings under our senior credit facility, as if such transactions had occurred on that date. You should read the information set forth in the following table in conjunction with our consolidated financial statements, which we have included elsewhere in this prospectus.

                                                               AS OF JANUARY 31, 1999
                                                              -------------------------
                                                                ACTUAL      AS ADJUSTED
                                                              ----------    -----------
                                                               (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................  $             $
                                                              ==========    ==========
Current portion of long-term debt and capital lease
  obligations...............................................  $             $
                                                              ==========    ==========
Long-term debt:
  Senior credit facility....................................  $             $
  9 1/8% Senior Subordinated Notes due 2009.................          --
  4 1/4% Convertible Subordinated Notes due 2004............
  Other debt................................................
  Capital lease obligations.................................
                                                              ----------    ----------
       Total long-term debt.................................
                                                              ----------    ----------
Stockholders' equity:
  Preferred stock: $0.01 par value, 5,000,000 shares
     authorized;
     no shares issued or outstanding........................          --            --
  Common stock: $0.01 par value, 100,000,000 shares
     authorized;
     51,850,249 shares issued and outstanding...............
  Additional paid-in capital................................
  Retained earnings.........................................
                                                              ----------    ----------
       Total stockholders' equity...........................
                                                              ----------    ----------
          Total capitalization..............................  $             $
                                                              ==========    ==========

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SENIOR CREDIT FACILITY

     The following description is a summary of the material provisions of our senior credit facility. See "Use of Proceeds," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     Our senior credit facility consists of a $500.0 million revolving credit facility, which includes a $75.0 million letter of credit sub-facility. Our lenders' commitments will be reduced after two years by at least $50.0 million each year, and the senior credit facility will mature in February 2004. Assuming we had completed the issuance of the Old Notes on January 31, 1999, we would
have had $     million of borrowings outstanding under the senior credit
facility.

     We are required to repay borrowings under the senior credit facility with the proceeds from certain asset sales (unless the net proceeds of such sales are reinvested in our business), from the issuance of certain equity securities or from the issuance of additional indebtedness. Of the various options we have regarding interest rates, we have selected LIBOR plus a margin, with future margin adjustments dependent on certain financial ratios from time to time.

     Our borrowings and other obligations under the senior credit facility are general senior secured obligations, secured by a pledge of the capital stock of certain of our present and future subsidiaries, which subsidiaries guarantee such borrowings and other obligations, and are secured by certain of our and such subsidiaries' franchise rights, accounts receivable, contract rights, general intangibles (including trademarks) and other assets. The senior credit facility contains a number of significant covenants, including:

     - restrictions on our ability to incur additional indebtedness and incur liens on our assets;

     - requirements that we satisfy specified financial tests as a precondition to the acquisition of other businesses; and

     - limitations on making capital expenditures and certain restricted payments (including dividends and repurchases of stock).

In addition, we are required to comply with minimum EBITDA requirements, minimum interest coverage and fixed charge coverage ratios, minimum consolidated tangible net worth requirements and maximum leverage ratios.

     The senior credit facility contains customary events of default, including a default triggered by a default in payment of other material outstanding indebtedness which permits the acceleration thereof, a change of control (including the acquisition by any person or persons acting in concert of 20% or more of the combined voting power of all of our voting stock). Upon the occurrence of an event of default, the lenders who are parties to the senior credit facility would be able to declare all borrowings under the senior credit facility to be due and payable. Upon the occurrence of an event of default triggered by certain events of bankruptcy, insolvency or reorganization, such borrowings would immediately become due and payable.

     Upon any event of default or any such acceleration, the lenders would also be able to seek to liquidate the collateral pledged as security for the senior credit facility and enforce the related subsidiary guarantees.

CONVERTIBLE SUBORDINATED NOTES

     In March 1998 we issued $197.2 million aggregate principal amount of Convertible Notes, the net proceeds of which were used to finance our acquisition of FEI and to prepay $24.1 million of other indebtedness. As of January 31, 1999, we have repurchased $35.0 million aggregate principal amount of Convertible Notes in privately negotiated transactions for approximately $28.8 million in cash, including accrued interest.

     The Convertible Notes are convertible at the option of the holders, unless previously redeemed, into shares of our Common Stock at a conversion price of $43.82 per share, subject to adjustment in certain events.

     The Convertible Notes are subordinated to all our existing and future Senior Indebtedness (as defined in the related indenture) and effectively subordinated to all indebtedness and other liabilities of our subsidiaries.

     The Convertible Notes are not redeemable by us prior to March 20, 2001. Thereafter, we may redeem the Convertible Notes at our option, in whole or in part, at any time, at redemption prices ranging from 102.125% of the principal amount thereof, until March 14, 2002, to 100% at March 15, 2004, together with accrued interest.

     Upon the occurrence of any Fundamental Change (as defined in the related indenture) prior to the maturity of the Convertible Notes, each holder of Convertible Notes shall have the right, at such holder's option, to require us to redeem all or any part of such holder's Convertible Notes at a purchase price equal to 100% of the principal amount thereof, subject to adjustment, together with accrued interest.

                       DESCRIPTION OF THE EXCHANGE NOTES

     Except as otherwise indicated below, the following summary applies to both the Old Notes and the Exchange Notes. As used herein, the term "Notes" shall mean the Old Notes and the Exchange Notes, unless otherwise indicated. The terms of the Exchange Notes are substantially identical to the Old Notes in all material respects (including interest rate and maturity), except that the Exchange Notes will not be subject to the restrictions on transfer and the Registration Rights Agreement covenants regarding registration. The Old Notes are subject to all such terms, and holders of the Old Notes are referred to the Indenture (as defined below) and the Trust Indenture Act of 1939 (the "Trust Indenture Act") for a statement thereof.

     The Old Notes, and the Exchange Notes will be, under an Indenture, dated as of March 4, 1999 (the "Indenture"), among CKE, the Subsidiary Guarantors and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

     The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. You can find the definitions of certain terms used in this description under the subheading "Certain Definitions" below. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. You may obtain copies of the Indenture by following the directions under the subheading "Additional Information" below.

GENERAL INFORMATION ABOUT THE NOTES

     The Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company.

     Assuming we had completed the issuance of the Old Notes on January 31, 1999, the Company would have had total Senior Indebtedness of approximately
$     million outstanding as of such date. The Indenture will permit us to incur additional Indebtedness, including additional Senior Indebtedness, in certain circumstances.

PRINCIPAL, MATURITY AND INTEREST

     The Exchange Notes will be initially limited to $200.0 million aggregate principal amount, and will mature on May 1, 2009. Subject to the covenants described below and applicable law, we may issue additional Notes under the Indenture. The Exchange Notes offered hereby and any additional Notes subsequently issued will be treated as a single class for all purposes under the Indenture.

     Interest on the Notes will accrue at the rate of 9 1/8% per annum payable semi-annually in arrears on May 1 and November 1, commencing on May 1, 1999, to the Holders of record on the immediately preceding April 15 and October 15.

     Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium, interest and Additional Interest payments on those Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Trustee within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. The Company will issue the Notes in denominations of $1,000 and integral multiples of $1,000.

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by all of the Subsidiaries of the Company, and by any future Restricted Subsidiaries of the Company. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Indebtedness of the Subsidiary Guarantor on the same basis as the Notes are subordinated to Senior Indebtedness of the Company. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law.

     As of the date of the Indenture, all of our Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "Covenants -- Definitions -- Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee these Notes.

     No Subsidiary Guarantor will be permitted to consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

          (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and the Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee;

          (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (3) except in the case of a merger of a Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor, the Company would be permitted by virtue of the Company's pro forma Interest Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in the covenant described below under the caption "Covenants -- Limitation on Indebtedness."

     The Indenture will provide that in the event of (i) a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, (ii) a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, or (iii) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the Indenture, then the Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor, or in the event of its designation as an Unrestricted Subsidiary) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Covenants -- Asset Sales."

REGISTRATION RIGHTS

     We entered into the Registration Rights Agreement with the Initial Purchasers, for the benefit of the Holders of Old Notes. Pursuant to the Registration Rights Agreement, we agreed to file the Registration Statement (of which this prospectus is a part) with the SEC. The Registration Rights Agreement provides that we will use our best efforts, at our cost, to file and cause to become effective the Registration Statement. Upon such Registration Statement being declared effective, the Company shall offer the Exchange Notes in return for surrender of the Notes. Such offer shall remain open for not less than 20 business days after the date notice of the Exchange Offer is mailed to Holders. For each Old Note surrendered to the Company under the Exchange Offer, the Holder will receive an Exchange Note of equal principal amount. Interest on each Exchange Note shall accrue from the last interest payment date on which interest was paid on the Notes so surrendered or, if no interest has been paid on such Notes, from the Closing Date. In the event that applicable interpretations of the staff of the Securities and Exchange Commission (the "Commission") do not permit the Company to effect the Exchange Offer, or under certain other circumstances, the Company shall, at its cost, use its best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Notes and to keep the Shelf Registration Statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act after the Closing Date, or such shorter period that will terminate when all Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company shall, in the event of such a shelf registration, provide to each Holder copies of the prospectus, notify each Holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit resales of the Notes. A Holder that sells its Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification obligations).

     In the event that the Exchange Offer is not consummated or the Shelf Registration Statement is not declared effective on or prior to the date that is six months after the Closing Date, the annual interest rate borne by the Notes will be increased by 0.5% from such date six months after the Closing Date until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective ("Additional Interest").

     If the Company effects the Exchange Offer, the Company will be entitled to close the Exchange Offer 20 business days after the commencement thereof, provided that it has accepted all notes theretofore validly surrendered in accordance with the terms of the Exchange Offer. Old notes not tendered in the Exchange Offer shall bear interest at the rate of 9 1/8% per annum and be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions in "Transfer Restrictions."

     This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this prospectus is a part.

SUBORDINATION

     The payment of principal of and premium, interest and Additional Interest, if any, on the Notes will be subordinated to the prior payment in full of all Senior Indebtedness of the Company.

     Upon any distribution to creditors of the Company:

          (1) in a liquidation, winding up or dissolution of the Company;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

          (3) in an assignment for the benefit of creditors; or

          (4) in any marshaling of the Company's assets and liabilities,

the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness whether or not allowed or allowable as a claim in any such proceeding) before the Holders will be entitled to receive any payment or distribution of any kind (except that Holders may receive Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance") with respect to the Notes. In addition, until all Obligations due with respect to Senior Indebtedness are paid in full, any distribution to which Holders would be entitled (whether by reason of payment, set-off, redemption or subordination provisions or otherwise) shall be made to the holders of Senior Indebtedness (except that Holders may receive Permitted Junior Securities and payments made from the trust previously established pursuant to the provisions described under "-- Legal Defeasance and Covenant Defeasance").

     The Company also may not make any payment or other distribution of any kind in respect of the Notes (except in Permitted Junior Securities or from the trust previously established pursuant to the provisions described under "-- Legal Defeasance and Covenant Defeasance") if:

          (1) a payment default on Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period; or

          (2) any other default occurs and is continuing on Designated Senior Indebtedness that permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders of any Designated Senior Indebtedness or a representative thereof.

     Payments on the Notes may and shall be resumed:

          (1) in the case of a payment default, upon the date on which such default is cured or waived in writing; and

          (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived in writing or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days (any subsequent action or breach of any financial covenants for a period commencing after the date of commencement of such blockage period that in either case would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     The Company must promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency of the Company, Holders may recover less ratably than creditors of the Company who are holders of Senior Indebtedness. See "Risk Factors -- Subordination."

OPTIONAL REDEMPTION

     Prior to May 1, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 109.125% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more sales by the Company of its Capital Stock (other than Disqualified Stock); provided that

          (1) at least 65% of the aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

          (2) the redemption occurs within 90 days of the date of the closing of each such sale of Capital Stock.

     Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company's option prior to May 1, 2004.

     In addition, on and after May 1, 2004, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

                            YEAR                              PERCENTAGE
                            ----                              ----------
2004........................................................   104.563%
2005........................................................   103.042%
2006........................................................   101.521%
2007 and thereafter.........................................   100.000%

     If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

          (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary and not Incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

     "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

     "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

          (1) the net income of any Person (other than the Company or a Restricted Subsidiary), except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period;

          (2) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent includable pursuant to clause (1) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

          (3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income to the Company or any Restricted Subsidiary is not at the time of such determination permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

          (4) any gains or losses (on an after-tax basis) attributable to Asset Sales;

          (5) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Restricted Payments" covenant described below, the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by any Unrestricted Subsidiary during such period; and

          (6) all extraordinary gains and extraordinary losses (on an after-tax basis).

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that the beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Acquisition" means (1) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (2) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

     "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Company or (2) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

     "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (1) all or any of the Capital Stock of any Restricted Subsidiary, (2) all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries or (3) any other property and assets of the Company or any of its Restricted Subsidiaries (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that "Asset Sale" shall not include:

          (1) sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business;

          (2) sales, transfers or other dispositions of assets with a Fair Market Value not in excess of $2 million in any transaction or series of related transactions;

          (3) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the "Restricted Payments" covenant;

          (4) sales, transfers or other dispositions of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;

          (5) the sale, transfer or other disposition of any property or assets by the Company or any Restricted Subsidiary to the Company or any Subsidiary Guarantor;

          (6) the sale, transfer or other disposition to a franchisee of the Company or a Restricted Subsidiary, within twelve months of the acquisition thereof, of any restaurant that has been acquired by the Company or such Restricted Subsidiary from a franchisee of the Company or such Restricted Subsidiary, if the consideration received in such sale, transfer or other disposition is at least equal to the Fair Market Value of such restaurant;

          (7) the sale, transfer or other disposition of real property on which a restaurant is located in exchange for other real property on which a restaurant will be located, which acquired real property has a fair market value at least equal to the fair market value of the real property being sold, transferred or disposed of; and

          (8) the sale of property acquired or constructed for cash consideration equal to or greater than the Fair Market Value of such property in a sale and leaseback transaction in which such property is leased to the Company or the Restricted Subsidiary that sold such property; provided, that to the extent that the proceeds from such sale are not invested in property or assets (other than current assets) of a nature or type that are used in a business similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries on or before the date that is 12 months following such sale, such sale shall be deemed to constitute an "Asset Sale" occurring as of such date.

     "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (B) the amount of such principal payment by (2) the sum of all such principal payments.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

     "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

     "Change of Control" means such time as:

          (1) a plan relating to the liquidation or dissolution of the Company is adopted;

          (2) the liquidation or dissolution of the Company;

          (3) individuals who at the beginning of any 24-month period constituted the Board of Directors of the Company (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then still in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Company during such 24-month period; or

          (4) (A) any "person" or "group" (as such terms are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the Voting Stock of the Company; or

          (B) any "person" (as defined above) or "group" (as defined above) becomes the "beneficial owner" (as defined above), directly or indirectly, of both (i) more of the Voting Stock of the Company than is at the time "beneficially owned" (as defined above) by the Principals and their Related Persons in the aggregate and (ii) more than 15% of the Voting Stock of the Company.

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

     "Closing Date" means the initial date on which the Notes are originally issued under the Indenture.

     "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common equity, whether outstanding on the Closing Date or issued thereafter.

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (1) Consolidated Interest Expense, (2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or sales of assets), (3) depreciation expense, (4) amortization expense and (5) all other non-cash items reducing Adjusted Consolidated Net Income less all non-cash items increasing Adjusted Consolidated Net Income; provided, that if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of:

          (1) interest in respect of Indebtedness, including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and the foregoing to the extent it relates to Indebtedness that is Guaranteed by or secured by the assets of Company or any of its Restricted Subsidiaries);

          (2) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period;

          (3) all interest capitalized during such period; and

          (4) the product of (a) all dividend payments, whether or not in cash, on any series of Preferred Stock of the Company or any of its Restricted Subsidiaries, other than dividend payments on Capital Stock payable solely in Capital Stock of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

excluding, however, (A) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (B) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes or the establishment of the Credit Agreement, all as determined on a consolidated basis in conformity with GAAP.

     "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 135 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries except as investments), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

     "Credit Agreement" means the second amended and restated credit agreement, to be entered into on the Closing Date, among the Company, Paribas and the lenders party thereto, together with any agreements, instruments and documents executed or delivered by the Company or any of its Subsidiaries pursuant to or in connection with such credit agreement (including without limitation any guarantees and security documents), in each case as such credit agreement or such agreements, instruments or documents may be amended (including any amendment and restatement thereof), supplemented, extended, renewed, replaced or otherwise modified from time to time, and including any agreement extending the maturity of, refinancing or otherwise restructuring (including, without limitation, the inclusion of additional borrowers thereunder that are Subsidiaries) all or any portion of the Indebtedness or commitments or letters of credit under such agreement or any successor agreement, as such agreement may be amended, renewed, extended, substituted, replaced, restated and otherwise modified from time to time, whether or not with the same agent or lenders and irrespective of any change in the terms and conditions thereof, including increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (1) any Obligations under the Credit Agreement and (2) any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has commitments for or an aggregate principal amount outstanding of at least $25 million and that is specifically designated by the issuer, in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

     "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the 91st day following the Stated Maturity of the Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

     "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Unless otherwise specified, all ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis.

     "Government Securities" means direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

The term "Guarantee" used as a verb has a corresponding meaning.

     "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that the accrual of interest shall not be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

          (1) all indebtedness of such Person for borrowed money;

          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

          (5) all Capitalized Lease Obligations;

          (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

          (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

          (8) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

     "Interest Coverage Ratio" means, on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant (the "Four Quarter Period") to (2) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation:

          (A) pro forma effect shall be given to any Indebtedness Incurred or repaid, retired, redeemed, converted or defeased or any Preferred Stock issued or redeemed during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period except to the extent any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid or Preferred Stock issued or redeemed on the first day of such Reference Period (and pro forma effect shall be given to the purchase of any U.S. government securities required to be purchased with the proceeds of any such Indebtedness and set aside to prefund the payment of interest on such Indebtedness at the time such Indebtedness is Incurred);

          (B) Consolidated Interest Expense attributable to interest on any Indebtedness or Preferred Stock (whether existing or being Incurred or issued) computed on a pro forma basis and bearing a floating interest or dividend rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest

     Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

          (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition and to any discharge of or other relief from Indebtedness to which the Company and its continuing Restricted Subsidiaries are not liable following any Asset Disposition) and the designation of Unrestricted Subsidiaries as Restricted Subsidiaries that occur during such Reference Period as if they had occurred and such proceeds had been applied and such discharge or relief has occurred on the first day of such Reference Period; and

          (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition and to any discharge of or other relief from Indebtedness to which the Company and its continuing Restricted Subsidiaries are not liable following any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement, but excluding advances to customers, suppliers or contractors in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

          (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

          (2) the Fair Market Value of the Capital Stock (or any other Investment) held by the Company or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary for any reason;

provided that the Fair Market Value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and the "Restricted Payments" covenant described below:

          (1) "Investment" shall include the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

          (2) the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such

     Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

          (3) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person or any redemption or repurchase of the Notes or other Indebtedness of the Company or any Restricted Subsidiary for cash constitute an Investment by the Company in such other Person.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means:

          (1) with respect to any Asset Sale (other than as described in paragraph (2) below), the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

             (A) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

             (B) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole;

             (C) payments made to repay Indebtedness (other than Senior Indebtedness) or any other obligation outstanding at the time of such Asset Sale that either (I) is secured by a Lien on the property or assets sold or (II) is required to be paid as a result of such sale; and

             (D) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

          (2) with respect to any issuance and sale of Capital Stock (other than issuances to the Company or to any Wholly-Owned Restricted Subsidiary), the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Obligations" means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, damages or other liabilities payable under the documentation governing or otherwise in respect of any Indebtedness.

     "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

          (1) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

          (2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

          (3) that any Note not tendered will continue to accrue interest pursuant to its terms;

          (4) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

          (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

     On the Payment Date, the Company shall:

          (1) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

          (2) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

          (3) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company.

     The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions for such Offer to Purchase, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations with respect to such Offer to Purchase by virtue thereof.

     "Pari Passu Indebtedness" means all Indebtedness of the Company ranking pari passu in right of payment with the Notes.

     "Permitted Investment" means:

          (1) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment;

          (2) an Investment by the Company or a Restricted Subsidiary in a joint venture, in which the Company or such Restricted Subsidiary holds 50% of the outstanding equity interests, with another operator of retail facilities for the purpose of developing, acquiring or constructing properties which include restaurant operations, provided that the aggregate amount of the such Investments does not exceed $50 million plus the net reduction in such Investments; provided further, that (A) the consent of the Company or such Restricted Subsidiary is required for such joint venture to effect any material transactions, including the acquisition and sale of assets, incurrence of debt and significant capital commitments and
     (B) such joint venture will not create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which would unreasonably restrict the ability of the joint venture to distribute to its owners the net cash flow of the joint venture;

          (3) Temporary Cash Investments;

          (4) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

          (5) stock, obligations or securities received in satisfaction of judgments or good faith settlement of litigation, disputes or other debts;

          (6) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

          (7) Investments in any Person the primary business of which is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries; provided that the aggregate amount of such Investments does not exceed $25 million plus the net reductions in such Investments;

          (8) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation and other similar deposits;

          (9) documented loans on commercially reasonable terms to franchisees of the Company or its Restricted Subsidiaries in the ordinary course of business of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $20 million at any time outstanding;

          (10) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with the covenant "Asset Sales";

          (11) Investments acquired solely for Capital Stock (other than Disqualified Stock) of the Company;

          (12) Advances and loans to employees in the ordinary course of business not exceeding $2 million in the aggregate at any one time outstanding;

          (13) Investments in Common Stock of Rally's Hamburgers, Inc. ("Rally's") or Checkers Drive-In Restaurants, Inc. ("Checkers") which are acquired through the exercise of warrants held on the Closing Date by the Company or a Restricted Subsidiary, provided that the aggregate amount of such Investment does not exceed $11 million.

          (14) Investments in the form of guarantees by the Company or a Restricted Subsidiary of Indebtedness of a franchisee Incurred to finance the construction, purchase or remodeling of a retail unit of such franchisee or capital expenditures of such franchisee; provided that such obligations of the Company and its Restricted Subsidiary are permitted under the provisions set forth under the heading "Covenants -- Limitations on Indebtedness."

     "Permitted Junior Securities" means Capital Stock of the Company or any Subsidiary Guarantor or debt securities of the Company or any Subsidiary Guarantor that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness pursuant to the Indenture.

     "Permitted Lien" means:

          (1) Liens securing Senior Indebtedness;

          (2) Liens existing on the date of the Indenture;

          (3) Liens for taxes, assessments or governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

          (4) statutory Liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

          (5) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (6) attachment or judgment Liens not giving rise to a Default or an Event of Default;

          (7) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (8) leases or subleases granted to others not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (9) title defects or irregularities which do not in the aggregate materially impair the use of the property;

          (10) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (11) Liens in favor of the Company or a Subsidiary Guarantor;

          (12) any interest or title of a lessor under Capitalized Lease Obligations otherwise permitted under the Indenture;

          (13) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness; and

          (14) extensions, renewals or refunding of any Liens referred to in clauses (1) through (13) above, provided that the renewal, extension or refunding is limited to all or part of the property securing the original Lien.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter.

     "Principals" means William P. Foley II and Cannae Limited Partnership so long as Cannae Limited Partnership is controlled solely by William P. Foley II.

     "Related Parties" means, with respect to any Principal:

          (1) any spouse, sibling, parent or lineal descendant of the Principal or any spouse of any sibling or lineal descendant; and

          (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of one or more Principals and/or such other Persons referred to in clause (1) above.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Senior Indebtedness" means the following obligations of the Company or a Subsidiary Guarantor, whether outstanding on the Closing Date or thereafter
Incurred:

          (1) all Indebtedness and all other monetary obligations (including, without limitation, expenses, fees, indemnifications, damages, principal, penalties, premiums, if any, interest (including any interest accruing subsequent to the date of the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), reimbursement obligations under letters of credit and indemnities payable in connection therewith and other liabilities payable) of the Company or a Subsidiary Guarantor under (or in respect of) the Credit Agreement or any Interest Rate Agreement or Currency Agreement relating to or otherwise in respect of the Indebtedness under the Credit Agreement whether outstanding on the Closing Date or thereafter created, incurred or assumed; and

          (2) all other Indebtedness and all other monetary obligations of the Company (other than the Notes) or a Subsidiary Guarantor, including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is subordinated in right of payment to any Senior Indebtedness of the Company or such Subsidiary Guarantor, or is subordinated in right of payment to, or pari passu with, the Notes or the Subsidiary Guarantees, as the case may be.

     Notwithstanding anything to the contrary in clauses (1) and (2) above, Senior Indebtedness shall not include:

          (1) any Indebtedness of the Company or a Subsidiary Guarantor that, when Incurred, was without recourse to the Company or the Subsidiary Guarantor, as the case may be;

          (2) any Indebtedness of the Company to a Subsidiary or Affiliate of the Company;

          (3) any Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, to the extent not permitted by the "Limitation on Indebtedness" covenant or the "Limitation on Senior Subordinated Indebtedness" covenant described below;

          (4) any repurchase, redemption or other obligation in respect of Disqualified Stock;

          (5) any Indebtedness to any employee of the Company or any of its Subsidiaries;

          (6) any liability for taxes owed or owing by the Company or any of its Subsidiaries;

          (7) any Trade Payables; and

          (8) the Company's 4 1/4% Convertible Subordinated Notes due 2004, which shall be subordinate in right of payment to the Notes.

     "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries:

          (1) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries; or

          (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

     "Stated Maturity" means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subsidiary" means, with respect to any Person:

          (1) any corporation, association, business trust or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person; and

          (2) without limiting clause (1), any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantor" means (i) each Restricted Subsidiary of the Company and (ii) any other Subsidiary of the Company that executes a Subsidiary Guarantee pursuant to the "Subsidiary Guarantees" covenant set forth below.

     "Temporary Cash Investment" means any of the following:

          (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed or insured by the United States of America or any agency thereof;

          (2) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and (unless such accounts, certificates or deposits are fully insured by the FDIC) has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P or maturing not more than 180 days after the date of execution, with a rating at the time of any investment therein of "P-2" (or higher) according to Moody's or "A-2" (or higher) by S&P;

          (5) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's; and

          (6) other dollar denominated securities issued by any Person incorporated in the United States rated at least "A" or the equivalent by S&P or at least "A2" or the equivalent by Moody's and in each case either
     (A) maturing not more than one year after the date of acquisition or (B) which are subject to a repricing arrangement (such as a Dutch auction) not more than one year after the date of acquisition (and reprices at least yearly thereafter) which the Person making the investment believes in good faith will permit such Person to sell such security at par in connection with such repricing mechanism.

     "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services including, without limitation, obligations under (or in respect of) construction contracts (to the extent such obligations do not constitute Indebtedness for borrowed money).

     "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Unrestricted Subsidiary" means:

          (1) any Subsidiary of the Company that is designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that:

          (1) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation;

          (2) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Restricted Payments" covenant described below; and (III) if applicable, the "Incurrence" of Indebtedness and the "Investment" referred to in clause (1) of this proviso would be permitted under the "Limitation on Indebtedness" and "Restricted Payments" covenants described below.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

          (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

          (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wholly Owned Restricted Subsidiary" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares) by such Person or one or more Wholly Owned Restricted Subsidiaries of such Person.

COVENANTS

LIMITATION ON INDEBTEDNESS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and the Subsidiary Guarantees issued on the Closing Date and any other Indebtedness existing on the Closing Date) and the Company will not issue any Disqualified Stock and will not permit its Restricted Subsidiaries to issue any shares of Preferred Stock; provided that the Company or any Restricted Subsidiary may Incur Indebtedness and the Company may issue Disqualified Stock and a Restricted Subsidiary may issue Preferred Stock if, after giving effect to the Incurrence of such Indebtedness or issuance of Disqualified Stock or issuance of Preferred Stock and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.5:1.

     Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

          (1) Indebtedness of the Company and its Subsidiaries under the Credit Agreement; provided that the aggregate principal amount of all Indebtedness outstanding under the Credit Agreement after giving effect to each such incurrence, including the principal amount of all Indebtedness incurred to refinance or replace any Indebtedness incurred pursuant to this clause (1), does not exceed $500 million less (A) the aggregate amount of all permanent principal repayments, if any (which are accompanied by a corresponding permanent commitment reduction), made from time to time after the Closing Date with respect to such Indebtedness (other than repayments made in connection with a refinancing thereof) and (B) reductions in Indebtedness under the Credit Agreement resulting from the application of Asset Sale proceeds (which are accompanied by a corresponding permanent commitment reduction);

          (2) Indebtedness owed (A) by a Restricted Subsidiary to the Company; provided that if such Indebtedness exceeds $1 million it shall be evidenced by a promissory note or (B) by the Company or a Restricted Subsidiary to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);

          (3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (1), (2) or (4) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (3) if:

             (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes;

             (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes; and

             (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded;

        and provided further that in no event may Indebtedness of the Company that is pari passu with or subordinated in right of payment to the Notes be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (3);

          (4) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business; (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (I) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (II) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

          (5) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as described below under "-- Legal Defeasance and Covenant Defeasance";

          (6) Indebtedness evidenced by letters of credit issued in the ordinary course of business of the Company or any Restricted Subsidiary to secure workers' compensation and other insurance coverage;

          (7) Capitalized Lease Obligations secured by Liens described in paragraph (12) of the definition of "Permitted Liens," provided, that the aggregate principal amount thereof incurred in any fiscal year, shall not exceed $15 million; and

          (8) Indebtedness, in addition to Indebtedness permitted under clauses
     (1) through (7) above, in an aggregate principal amount outstanding at any time not to exceed $25 million less any amount of such Indebtedness permanently repaid as provided under the "Asset Sales" covenant described below.

     Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

     For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant,

          (1) Indebtedness Incurred under the Credit Agreement first shall be treated as Incurred pursuant to clause (1) of the second paragraph of this "Limitation on Indebtedness" covenant to the full extent of Indebtedness permitted under such clause (it being understood that additional principal amounts of Indebtedness under the Credit Agreement may be incurred to the full extent permitted under any other provision of the Indenture);

          (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; and

          (3) any Liens granted pursuant to the equal and ratable provisions referred to in the "Liens" covenant described below shall not be treated as Indebtedness.

For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (1) of the preceding sentence), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

NO SENIOR SUBORDINATED INDEBTEDNESS

     The Company will not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes. No Subsidiary Guarantor will Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, any Subsidiary Guarantee executed by the Subsidiary Guarantor.

LIENS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless the Indebtedness under the Notes and the Subsidiary Guarantees are secured on an equal and ratable basis with the Indebtedness secured.

RESTRICTED PAYMENTS

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (A) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (B) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries;

          (2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company;

          (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is pari passu with or subordinated in right of payment to the Notes or the Subsidiary Guarantees; or

          (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted
     Payment:

          (A) a Default or Event of Default shall have occurred and be continuing;

          (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; or

          (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of:

             (I) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on November 3, 1998 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant; plus

             (II) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the 91st day following the Stated Maturity of the Notes); plus

             (III) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

     The foregoing provision shall not be violated by reason of:

          (1) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

          (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is pari passu with or subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of the "Limitation on Indebtedness" covenant;

          (3) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

          (4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock) or upon conversion of such Indebtedness to such shares of Capital Stock;

          (5) payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

          (6) payments of amounts required for any repurchase, redemption, retirement or other acquisition of any Capital Stock of the Company or any options or rights to acquire such Capital Stock of the Company owned by any director, officer or employee of the Company or its Subsidiaries pursuant to any management equity subscription agreement, stock option agreement or similar agreement, or otherwise upon the death, disability, retirement or termination of employment or departure from the Board of Directors of the Company; provided that the aggregate price paid for all such repurchased, redeemed, retired or acquired Capital Stock of the Company or options shall not exceed in the aggregate $2 million;

          (7) the payment of regular dividends of the Company payable on its Common Stock for the eight fiscal quarters following the Closing Date at a per annum rate not to exceed $.08 per share, as adjusted for stock splits and other changes in the Company's Capital Stock; or

          (8) other Restricted Payments in an aggregate amount not to exceed $75 million;

provided that, except in the case of clauses (1) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof and a Restricted Payment referred to in clause (8) thereof which involves an Investment), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

          (2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

          (3) make loans or advances to the Company or any other Restricted Subsidiary; or

          (4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

     The foregoing provisions shall not restrict any encumbrances or restrictions:

          (1) existing on the Closing Date in the Credit Agreement, the Indenture or any other agreements in effect on the Closing Date, and any modifications, extensions, restatements, refinancings, renewals, substitutions or replacements of such agreements; provided that the encumbrances and restrictions in any such modifications, extensions, restatements, refinancings, renewals, substitutions or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being modified, extended, refinanced, renewed, substituted or replaced;

          (2) existing under or by reason of applicable law;

          (3) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

          (4) in the case of clause (4) of the first paragraph of this "Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant,
     (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

          (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

          (6) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement (other than a covenant directly or indirectly including such encumbrance or restriction itself), (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings and (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes.

     Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

SUBSIDIARY GUARANTEES

     If the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the date of the Indenture, then that newly acquired or created Restricted Subsidiary must execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture pursuant to which such Subsidiary will become a Subsidiary Guarantor, on a senior subordinated basis (pursuant to subordination provisions substantially similar to those described above under the caption "-- Subordination"), of the Company's payment obligations under the Notes and the Indenture.

TRANSACTIONS WITH AFFILIATES

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

     The foregoing limitation does not limit, and shall not apply to:

          (1) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

          (2) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

          (3) customary directors' fees, indemnification and similar arrangements, employee salaries and bonuses, employment agreements and arrangements or compensation or employee benefit arrangements (including options) in the ordinary course of business;

          (4) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

          (5) loans or advances to officers or employees of the Company or any Restricted Subsidiary made in the ordinary course of business of the Company or such Restricted Subsidiary to pay business related travel expenses or reasonable relocation costs of such officers or employees in connection with their employment by the Company or such Restricted Subsidiary;

          (6) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant; and

          (7) transactions relating to or arising from service relationships or expense-sharing arrangements with Checkers, Rally's, Santa Barbara Restaurant Group, Inc., Boston West L.L.C., Fidelity National Financial, Inc. and their respective subsidiaries in effect on the Closing Date, provided that such arrangements do not involve the Company or a Restricted Subsidiary providing goods and services for an amount below the Company's or such Restricted Subsidiary's incremental cost thereof.

     Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (2) through (7) above, (a) the aggregate amount of which exceeds $2 million in value, must be approved or determined to be fair in the manner provided for in clause (1) (A) or (B) above and (b) the aggregate amount of which exceeds $10 million in value, must be determined to be fair in the manner provided for in clause (1) (B) above.

ASSET SALES

     The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale, unless:

          (1) the Company or such Restricted Subsidiary receives consideration at least equal to the Fair Market Value of the assets sold or disposed of; and

          (2) at least 75% of the consideration (excluding contingent liabilities assumed by the transferred of such assets) received consists of cash or Temporary Cash Investments or the assumption of Senior

     Indebtedness of the Company or a Subsidiary Guarantor, provided that the Company or such Restricted Subsidiary is irrevocably released from all liability under such Indebtedness.

     In the event and to the extent that the Company or any of its Restricted Subsidiaries receive the Net Cash Proceeds from one or more Asset Sales, then the Company shall or shall cause the relevant Restricted Subsidiary to:

          (1) within twelve months after the date Net Cash Proceeds so received
     (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay (which are accompanied by a corresponding permanent commitment reduction) Senior Indebtedness of the Company or a Subsidiary Guarantor or
     (B) invest an equal amount, or the amount not so applied pursuant to clause
     (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment; and

          (2) apply (no later than the end of the 12-month period referred to in (1) above) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the next paragraph of this "Limitation on Asset Sales" covenant.

     The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause
(1) of the preceding paragraph and not applied as so required by the end of such period shall constitute "Excess Proceeds." If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $5 million, the Company must commence, not later than the fifteenth Business Day of such month, an Offer to Purchase to the Holders of the Notes and, to the extent required by the terms of any Pari Passu Indebtedness, an Offer to Purchase to all holders of such Pari Passu Indebtedness, the maximum principal amount of Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price equal to 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest and Additional Interest, if any, to the Payment Date. If the aggregate principal amount of Notes and any such Pari Passu Indebtedness tendered by holders thereof exceeds the amount of Excess Proceeds, the Notes and Pari Passu Indebtedness shall be purchased on a pro rata basis. Upon the completion of any such Offers to Purchase, the amount of Excess Proceeds shall be reset at zero.

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

     The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the Payment Date.

     There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time). The above covenant requiring the Company to repurchase the Notes will, unless consents are obtained, require the Company to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

     The Company will not be required to make an Offer to Purchase pursuant to this covenant if a third party makes an Offer to Purchase in compliance with this covenant and repurchases all Notes validly tendered and not withdrawn under such Offer to Purchase. Further, the ability of the Company to repurchase Notes upon a Change of Control may be limited by the terms of the Company's Senior Indebtedness and the subordination provisions of the Indenture.

PAYMENTS FOR CONSENT

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

COMMISSION REPORTS AND REPORTS TO HOLDERS

     Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports referred to in clauses (1) and (2) above with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes, whether or not prohibited by the subordination provisions of the Indenture;

          (2) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

          (3) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "Covenants -- Merger, Consolidation or Sale of Assets," "-- Repurchase of Notes Upon a Change of Control," "-- Asset Sales;"

          (4) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "Covenants -- Restricted Payments" or "-- Limitation on Indebtedness," which failure continues for a period of 30 days or more;

          (5) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with any of the other agreements in the Indenture;

          (6) default under any Indebtedness of the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

             (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

             (b) results in the acceleration of such Indebtedness prior to its express maturity,

        and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

          (7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (8) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Guarantee;

          (9) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.

     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on, all such Notes that have become due solely by such declaration of acceleration, have been cured or waived and the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

     The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

     A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

          (1) the Holder gives the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder to receive payment of the principal of or premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to May 1, 2004, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to May 1, 2004, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

MERGER, CONSOLIDATION, OR SALE OF ASSETS

     The Company will not consolidate with, merge with or into, or sell, convey, transfer, or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless:

          (1) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture;

          (2) immediately after giving effect to such transaction, no Default or Event of Default exists;

          (3) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

          (4) immediately after giving effect to such transaction on a pro forma basis as if the transaction had occurred at the beginning of the applicable four-quarter period, the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; and

          (5) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and (4)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

     In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one transaction or a series of related transactions, to any other Person.

     Upon the occurrence of any transaction described above in which the Company is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such successor corporation had been named as the Company therein.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of each Subsidiary Guarantor discharged with respect to its Guarantee ("Legal Defeasance") except for:

          (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

          (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and each Subsidiary Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing either: (A) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (B) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (6) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (8) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided below, the Indenture, the Notes or any Subsidiary Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or any Subsidiary Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the captions "Covenants -- Repurchase of Notes Upon a Change in Control" and "Covenants -- Asset Sales");

          (3) reduce the rate of or change the time for payment of interest on any Note;

          (4) waive a Default or Event of Default in the payment of principal of or premium, interest or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any Note payable in money other than that stated in the Notes;

          (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, interest or Additional Interest, if any, on the Notes;

          (7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the captions "Covenants -- Repurchase of Notes Upon a Change in Control" and
     "Covenants -- Asset Sales"); or

          (8) make any change in the preceding amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture, the Notes or any Subsidiary Guarantee:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to provide for the assumption of the Company's obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

          (4) to provide for additional Subsidiary Guarantors or for the release or assumption of a Subsidiary Guarantee in compliance with the Indenture;

          (5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

          (6) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

          (7) to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture or any Guarantee, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

CONCERNING THE TRUSTEE

     If the Trustee becomes a creditor of the Company or any Subsidiary Guarantor, its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise will be limited. The Trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to CKE Restaurants, Inc., 401 W. Carl Karcher Way, Anaheim, California 92801, Attention: General Counsel.

BOOK ENTRY; DELIVERY AND FORM

     Old Notes offered and sold to Qualified Institutional Buyers ("QIBs") in reliance on Rule 144A under the Securities Act are represented by a single, permanent Global Note in definitive, fully registered book-entry form (the "Rule 144A Global Note") and are registered in the name of Cede & Co., as nominee of DTC on behalf of purchasers of the Old Notes represented thereby for credit to the respective accounts of such purchasers (or to such other accounts as they may direct) at DTC.

     Old Notes originally offered and sold in reliance on Regulation S under the Securities Act, if any, are initially represented by a single, permanent Global
Note in definitive, fully registered book-entry form (the "Regulation S Global Note") registered in the name of Cede & Co., as nominee of DTC and deposited on behalf of the purchasers of the Old Notes represented thereby with a custodian for DTC for credit to the respective accounts of such purchasers (or to such other accounts as they directed) at the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel"). Prior to the 40th day after the later of the commencement of the issuance of the Original Notes and the Issue Date, interests in the Regulation S Global Note may only be held through Euroclear or Cedel.

     Old Notes held by QIBs who elected to take physical delivery of their certificates instead of holding their interest through the Rule 144A Global Note (and which are thus ineligible to trade through DTC) (the "Series A Non-Global Purchasers") are issued in fully registered form ("Certificated Notes"). Upon the transfer of such Certificated Notes to a QIB or in an offshore transaction under Rule 903 or 904 of Regulation S under the Securities Act, such Certificated Notes will, unless such Rule 144A Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in the Rule 144A Global Note and/or the Regulation S Global Note upon delivery of appropriate certifications to the Trustee. Transfers of Certificated Notes, any interest in the Rule 144A Global Note and any interest in the Regulation S Global Note are subject to certain restrictions.

EXCHANGE NOTES

     Exchange Notes issued in exchange for Old Notes originally offered and sold
(i) to QIBs in reliance on Rule 144A under the Securities Act or (ii) in reliance on Regulation S under the Securities Act will be represented by a single, permanent Global Note in definitive, fully registered book-entry form (the "Exchange Global Note" and together with the Rule 144A Global Note and the Regulation S Global

Note, the "Global Notes"), which will be registered in the name of Cede & Co., as nominee of DTC on behalf of persons who receive Exchange Notes represented thereby for credit to the respective accounts of such persons (or to such other accounts as they may direct) at DTC.

     Exchange Notes issued in exchange for Old Notes will be issued, upon request, in fully registered form (together with the Certificated Notes, the "Certificated Notes"), but otherwise such holders will only be entitled to registration of their respective Exchange Notes in book-entry form under the Exchange Global Note.

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below).

     Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Company that, pursuant to procedures established by it, (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes and (2) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     Investors in the Rule 144A Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Cedel, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Cedel. Euroclear and Cedel will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in a

Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Except as described below, owners of interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

     Payments in respect of the principal of, and premium, if any, Additional Interest, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Except for trades involving only Euroclear and Cedel participants, interest in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "-- Same Day Settlement and Payment."

     Subject to the transfer restrictions set forth under "Transfer Restrictions," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

     Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global Notes and in the Rule 144A Global Notes among Participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for Certificated Notes if (1) DTC (A) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary or (B) has ceased to be a clearing agency registered under the Exchange Act, (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (3) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon compliance with procedures set forth in the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Transfer Restrictions," unless the Company determines otherwise in compliance with applicable law.

EXCHANGE OF CERTIFICATED NOTES FOR BOOK-ENTRY NOTES

     Notes issued in certificated form may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See "Transfer Restrictions."

EXCHANGES BETWEEN REGULATION S NOTES AND RULE 144A NOTES

     Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A and the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that the Notes are being transferred to a person who the transferor reasonably believes to be a QIB within the meaning of Rule 144A, purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

     Beneficial interest in a Rule 144A Global Note may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Cedel.

     Transfers involving an exchange of a beneficial interest in the Regulation S Global Note for a beneficial interest in a Rule 144A Global Note or vice versa will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

SAME DAY SETTLEMENT AND PAYMENT

     The Indenture will require that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Additional Interest, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC, but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain material United States federal income and estate tax considerations relating to the purchase, ownership and disposition of the Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or different interpretations. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax considerations described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the United States federal tax considerations resulting from acquiring, holding or disposing of the Notes.

     In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder's circumstances (such as the alternative minimum tax provisions of the Code), or to certain categories of investors (such as certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities, or persons who hold the Notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction) that may be subject to special rules. This discussion is limited to holders who hold the Notes as capital assets. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. This discussion is applicable only to purchasers of the Old Notes in the March 1999 offering thereof and does not address other purchasers.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

U.S. HOLDERS

     As used herein, the term "U.S. Holder" means a holder of an Exchange Note that is:

          (1) a citizen or resident of the United States for United States federal income tax purposes, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test prescribed under the Code;

          (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

          (3) an estate, the income of which is subject to United States federal income taxation regardless of its source; or

          (4) a trust, the administration of which is subject to the primary supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

     As used herein, the term "Non-U.S. Holder" means a holder of an Exchange Note that is not a U.S. Holder.

     Interest on Notes. Interest on the Exchange Notes will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued, depending on such holder's method of tax accounting.

     Sale, Exchange, Retirement or Other Taxable Disposition of the Notes. Upon the sale, exchange, retirement or other taxable disposition of an Exchange Note, a U.S. Holder will recognize gain or loss equal to the difference between the fair market value of the proceeds received in exchange for the Exchange Note (except to the extent attributable to the payment of accrued interest, which generally will be taxable as ordinary income) and the U.S. Holder's adjusted tax basis in the Exchange Note.

     A U.S. Holder's adjusted tax basis in an Exchange Note will generally equal the price paid by the U.S. Holder for the Exchange Note decreased by any repayments of principal received thereon. Gain or loss realized on the sale, exchange or retirement of an Exchange Note will be capital gain or loss. For U.S. Holders who are individuals, the gain generally is taxed at ordinary income tax rates if the Exchange Note is held for 12 months or less, and at a maximum statutory federal income tax rate of 20% if the Exchange Note is held for more than 12 months.

     Exchange Offer. The Exchange Notes should not differ materially in kind or extent from the Old Notes, and therefore a U.S. Holder's exchange of Old Notes for Exchange Notes should not constitute a taxable disposition of the Notes for United States federal income tax purposes. As a result, a U.S. Holder should not recognize taxable income, gain or loss on such exchange, such holder's holding period for the Exchange Notes should generally include the holding period for the Old Notes so exchanged, and such holder's adjusted tax basis in the Old Notes should generally be the same as such holder's adjusted tax basis in the Old Notes so exchanged.

     Payments of Additional Interest. We intend to take the position for United States federal income tax purposes that payments of Additional Interest, as described above under "Description of the Notes -- Registration Rights," if paid as required therein, should be taxable to a U.S. Holder as additional interest income when received or accrued, in accordance with such holder's method of tax accounting. This position is based in part on the assumption that as of the date of issuance of the Notes, the possibility that Additional Interest will have to be paid is a "remote" or "incidental" contingency. Our determination that such possibility is a remote or incidental contingency is binding on a U.S. Holder, unless such holder explicitly discloses to the IRS, on such holder's return for the year during which the Note is acquired, that such holder is taking a different position. Regardless of our position, however, the IRS may take the contrary position that the payment of Additional Interest is not a remote or incidental contingency, which could cause the Notes to be treated as having been issued with original issue discount. Such contrary position could affect the timing and character of both the holder's income from the Notes and our deduction with respect to the payments of Additional Interest.

     In the event that Additional Interest is in fact paid pursuant to our failure to register the Exchange Notes for sale to the public, the Notes will be deemed to be retired and reissued for purposes of the original issue discount rules. If the payment of additional amounts of Additional Interest is not a remote or incidental contingency at the time of such deemed re-issuance, the Notes could be treated as reissued with original issue discount.

     If the Notes are treated as issued or reissued with original issue discount, then U.S. Holders may be required to include payments of Additional Interest (as well as amounts that would otherwise be considered de minimis original issue discount) in taxable income on a constant yield basis, regardless of the holder's method of tax accounting, and in certain circumstances treat gain realized on the disposition of the Notes as interest income rather than capital gain.

     If we do fail to register the Exchange Notes for sale to the public, holders should consult their tax advisers concerning the appropriate tax treatment of the payment of Additional Interest on the Notes.

NON-U.S. HOLDERS

     In the following discussion, we summarize the principal United States federal income and estate tax considerations resulting from the acquisition, ownership and disposition of the Notes by Non-U.S. Holders.

     Interest on Notes. Subject to the discussion below of backup withholding, interest paid on the Notes to a Non-U.S. Holder generally will not be subject to United States federal income tax if:

          (1) such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder;

          (2) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all classes of our stock entitled to vote;

          (3) the Non-U.S. Holder is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of the Code; and

          (4) the beneficial owner, under penalty of perjury, certifies that the owner is not a United States person and provides the owner's name and address.

     If certain requirements are satisfied, the certification described in clause (4) above may be provided by a securities clearing organization, a bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business.

     Under Treasury Regulations, which generally are effective for payments made after December 31, 1999, subject to certain transition rules, the certification described in clause (4) above may also be provided by a qualified intermediary on behalf of one or more beneficial owners (or other intermediaries), provided that such intermediary has entered into a withholding agreement with the IRS and certain other conditions are met. A holder that is not exempt from tax under these rules will be subject to United States federal income tax withholding at a rate of 30% unless

          (1) the interest is effectively connected with the conduct of a United States trade or business, in which case the interest will be subject to the United States federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax); or

          (2) the rate of withholding is reduced or eliminated by an applicable income tax treaty; and

          (3) in either case, the Non-U.S. Holder provides us with proper certification as to the holder's exemption from withholding.

     In the event any Additional Interest we are required to pay pursuant to a failure to register the Exchange Notes for sale to the public is treated as interest, the tax treatment of such payments should be the same as other interest payments received by a Non-U.S. Holder. However, the IRS may treat such payments as other than interest, in which case they would be subject to United States federal withholding tax at a rate of 30%, unless the holder qualifies for a reduced rate of tax or an exemption under a tax treaty.

     Gain on Disposition of the Notes. A Non-U.S. Holder generally will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of a Note, including an exchange of a Note for an Exchange Note, unless:

          (1) in the case of an individual Non-U.S. Holder, such holder is present in the United States for 183 days or more in the year of such sale, exchange or redemption, and either:

             (A) has a "tax home" in the United States and certain other requirements are met; or

             (B) the gain from the disposition is attributable to an office or other fixed place of business in the United States;

          (2) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates; or

          (3) the gain is effectively connected with the conduct of a United States trade or business of the Non-U.S. Holder.

     U.S. Federal Estate Tax. A Note held by an individual who at the time of death is not a citizen or resident of the United States (as specially defined for United States federal estate tax purposes) will not be subject to United States federal estate tax if the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock and, at the time of the individual's death, payments with respect to such Note would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

OPTIONAL REDEMPTION

     At certain times and subject to certain conditions, we are entitled to redeem all or a portion of the Notes. Treasury regulations contain special rules for determining the yield to maturity and maturity date on a debt instrument in the event the debt instrument provides for a contingency that could result in the acceleration or deferral of one or more payments. We believe that under these rules the redemption provisions of the Notes should not affect the computation of the yield to maturity or maturity date of the Notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     U.S. Holders. Information reporting will apply to payments of interest on or the proceeds of the sale or other disposition of the Notes made by us with respect to certain non-corporate U.S. Holders. A U.S. Holder will further be subject to backup withholding at the rate of 31% with respect to interest, principal and premium, if any, we pay on a Note, unless the holder (1) is an entity (including corporations, tax-exempt organizations and certain qualified nominees) that is exempt from withholding and, when required, demonstrates this fact; or (2) provides us with a correct taxpayer identification number, certifies that the taxpayer identification number is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. Holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

     Non-U.S. Holders. We will, when required, report to the IRS and to each Non-U.S. Holder the amount of any interest paid to, and the tax withheld with respect to, such holder, regardless of whether any tax was actually withheld on such payments. Copies of these information returns may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides under the provisions of a specific treaty or agreement.

     Under current Treasury Regulations, backup withholding and information reporting will not apply to payments of interest on or principal of the Notes by us or our agent to a Non-U.S. Holder if the Non-U.S. Holder certifies as to its Non-U.S. Holder status under penalties of perjury or otherwise establishes an exemption (provided that neither we nor our agent have actual knowledge that the holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied). The payment of the proceeds on the disposition of Notes to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding unless the owner provides the certification described above or otherwise establishes an exemption. The proceeds of the disposition by a Non-U.S. Holder of Notes to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if such broker is a U.S. person, a controlled foreign corporation or a foreign person deriving 50% or more of its gross income from all sources for certain periods from activities that are effectively connected with the conduct of a United States trade or business, information reporting requirements will apply unless such broker has documentary evidence in its files of the holder's status as a Non-U.S. Holder and has no actual knowledge to the contrary or unless the holder otherwise establishes an exemption.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's United States federal income tax liability provided that the required information is furnished to the IRS.

     New Treasury Regulations relating to withholding tax on income paid to Non-U.S. Holders will generally be effective for payments made after December 31, 1999, subject to certain transition rules. In general, these new regulations do not significantly alter the substantive withholding and information reporting requirements, but rather unify current certification procedures and forms, and clarify reliance standards. The new regulations also alter the procedures for claiming benefits of an income tax treaty and permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners under some circumstances. On January 15, 1999, the IRS issued Notice 99-8, proposing certain changes to these new withholding regulations for non-resident aliens and foreign corporations and providing a model "qualified intermediary" withholding agreement to be entered into with the IRS to allow certain institutions to certify on behalf of their non-U.S. customers or account holders who invest in U.S. securities. We strongly urge prospective Non-U.S. Holders to consult their own tax advisors for information on the impact, if any, of these new withholding regulations.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities.

     We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal, except that we are not required to amend or supplement this prospectus for a period exceeding 90 days after the expiration date. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify holders of the Old Notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Exchange Notes offered hereby will be passed upon for us by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

                                    EXPERTS

     Our consolidated financial statements as of January 31, 1998 and 1999, and for each of the years in the three-year period ended January 31, 1999, have been incorporated by reference in the Registration Statement and this prospectus, in reliance upon the report of KPMG LLP, independent certified public accountants, whose report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                   [CKE LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Our Bylaws provide that we shall indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by Delaware law.

     Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action (other than an action by or in the right of the corporation), has no reasonable cause to believe his or her conduct was unlawful.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following exhibits are filed herewith or incorporated by reference herein:

EXHIBIT
NUMBER                          EXHIBIT TITLE
-------                         -------------
 4.1     Indenture, dated as of March 4, 1999, by and among the
         Registrant, the Subsidiary Guarantors and Chase Manhattan
         Bank and Trust Company, National Association, as trustee,
         previously filed and incorporated herein by reference to the
         Registrant's Current Report on Form 8-K as of February 25,
         1999.
 4.2     Form of Note (included in Exhibit 4.1 hereto).
 4.3     Registration Rights Agreement, dated as of March 4, 1999, by and among the Registrant, the Subsidiary Guarantors and the
         Initial Purchasers.
 5.1     Opinion of Stradling Yocca Carlson & Rauth, a Professional
         Corporation.*
23.1     Consent of KPMG LLP.*
23.2     Consent of Stradling Yocca Carlson & Rauth, a Professional
         Corporation (included in Exhibit 5.1 hereto).
24.1     Power of Attorney (contained on signature page hereto).
25.1     Statement of Eligibility of Trustee under the Trust
         Indenture Act of 1939 on Form T-1.
99.1     Form of Letter of Transmittal to be used in connection with the exchange offer.
99.2     Form of Notice of Guaranteed Delivery.

---------------

* To be filed by amendment.

ITEM 22. UNDERTAKINGS

     Each of the undersigned registrants hereby undertakes:

          (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (2) for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

          (3) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

          (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of
California, on the   day of                , 1999.

                                          CKE RESTAURANTS, INC.,
                                          and the Subsidiary Guarantors set
                                          forth below:

                                            1233 Corporation
                                            Boston Pacific Inc.
                                            Burger Chef Systems, Inc.
                                            Carl Karcher Enterprises, Inc.
                                            Carl's Jr. Region VIII, Inc.
                                            CBI Restaurants, Inc.
                                            Central Iowa Food Systems, Inc.
                                            Fast Food Restaurants, Inc.
                                            Flagstar Enterprises, Inc.
                                            Hardee's at Onslow Mall, Inc.
                                            Hardee's Food Systems, Inc.
                                            HED, Inc.
                                            HFS Georgia, Inc.
                                            HFS Ventures, Inc.
                                            Spardee's Realty, Inc.
                                            Taco Bueno Equipment Company
                                            Taco Bueno Restaurants, Inc.(1)
                                            Taco Bueno Texas, L.P.
                                            Taco Bueno West, Inc.

                                          By:      /s/ CARL A. STRUNK
                                            ------------------------------------
                                              Carl A. Strunk
                                              Executive Vice President

                                          (1) On its behalf and as General
                                              Partner of Taco Bueno Texas, L.P.

                               POWER OF ATTORNEY

     We, the undersigned, do hereby make, constitute and appoint Carl A. Strunk and Andrew F. Puzder, and each of them acting individually, our true and lawful attorneys and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute, deliver and file any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for use or any of us, in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all documents in support thereof or supplemental thereto; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                   TITLE                         DATE
                ---------                                   -----                         ----

         /s/ WILLIAM P. FOLEY II                  Chairman of the Board and          April 15, 1999
------------------------------------------         Chief Executive Officer
           William P. Foley II                     CKE Restaurants, Inc.,
                                                             and
                                                          Director
                                                   CKE Restaurants, Inc.,
                                                and each Subsidiary Guarantor

          /s/ C. THOMAS THOMPSON                Director or Executive Officer        April 15, 1999
------------------------------------------      of each Subsidiary Guarantor
            C. Thomas Thompson

            /s/ CARL A. STRUNK                    Executive Vice President           April 15, 1999
------------------------------------------          CKE Restaurants, Inc.
              Carl A. Strunk                    and each Subsidiary Guarantor
                                                             and
                                                          Director
                                                Carl's Jr. Region VIII, Inc.

           /s/ ANDREW F. PUZDER                           Director                   April 15, 1999
------------------------------------------      Carl's Jr. Region VIII, Inc.
             Andrew F. Puzder

            /s/ RORY J. MURPHY                            Director                   April 15, 1999
------------------------------------------        Each Subsidiary Guarantor
              Rory J. Murphy                         listed on Annex A-1

           /s/ BYRON ALLUMBAUGH                           Director                   April 15, 1999
------------------------------------------          CKE Restaurants, Inc.
             Byron Allumbaugh

             /s/ PETER CHURM                              Director                   April 15, 1999
------------------------------------------          CKE Restaurants, Inc.
               Peter Churm

                SIGNATURE                                   TITLE                         DATE
                ---------                                   -----                         ----
           /s/ CARL L. KARCHER                            Director                   April 15, 1999
------------------------------------------          CKE Restaurants, Inc.
             Carl L. Karcher

                                                      Chairman Emeritus                  , 1999
------------------------------------------              and Director
             Carl N. Karcher                       CKE Restaurants, Inc.,
                                                             and
                                                          Director
                                               Carl Karcher Enterprises, Inc.

                                                 Vice Chairman of the Board              , 1999
------------------------------------------              and Director
           Daniel D. (Ron) Lane                    CKE Restaurants, Inc.,
                                                             and
                                                          Director
                                                    Boston Pacific, Inc.

           /s/ W. HOWARD LESTER                           Director                   April 15, 1999
------------------------------------------          CKE Restaurants, Inc.
             W. Howard Lester

           /s/ FRANK P. WILLEY                            Director                   April 15, 1999
------------------------------------------         CKE Restaurants, Inc.,
             Frank P. Willey                    and Each Subsidiary Guarantor
                                                     listed on Annex A-2

                                   ANNEX A-1

1233 Corporation                       Hardee's Food Systems, Inc.

Burger Chef Systems, Inc.              HED, Inc.
Central Iowa Food Systems, Inc.        HFS Georgia, Inc.
Fast Food Restaurants, Inc.            HFS Ventures, Inc.
Flagstar Enterprises, Inc.             Spardee's Realty, Inc.
Hardee's at Onslow Mall, Inc.

                                   ANNEX A-2

CBI Restaurants, Inc.                  Taco Bueno Restaurants, Inc.(1)
Taco Bueno Equipment Company           Taco Bueno West, Inc.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
-------                      ----------------------
 4.1      Indenture, dated as of March 4, 1999, by and among the
          Registrant, the Subsidiary Guarantors and Chase Manhattan
          Bank and Trust Company, National Association, as trustee,
          previously filed and incorporated herein by reference to the
          Registrant's Current Report on Form 8-K as of February 25,
          1999.
 4.2      Form of Note (included in Exhibit 4.1 hereto).
 4.3      Registration Rights Agreement, dated as of March 4, 1999, by and among the Registrant, the Subsidiary Guarantors and the
          Initial Purchasers.
 5.1      Opinion of Stradling Yocca Carlson & Rauth, a Professional
          Corporation.*
23.1      Consent of KPMG LLP.*
23.2      Consent of Stradling Yocca Carlson & Rauth, a Professional
          Corporation (included in Exhibit 5.1 hereto).
24.1      Power of Attorney (contained on signature page hereto).
25.1      Statement of Eligibility of Trustee under the Trust
          Indenture Act of 1939 on Form T-1.
99.1      Form of Letter of Transmittal to be used in connection with the exchange offer.
99.2      Form of Notice of Guaranteed Delivery.

---------------

*  To be filed by amendment